Saba Capital Income & Opportunities Fund N -2/A

Exhibit (k)(2)(i)

Execution Version

AMENDMENT NO. 10 TO CREDIT AGREEMENT

AMENDMENT NO. 10 TO CREDIT AGREEMENT, dated as of January 17, 2025 (this “Amendment”), amending certain provisions of the Credit Agreement, dated as of July 20, 2021 and as amended on December 13, 2021, January 26, 2021, July 21, 2022, May 31, 2023, July 19, 2023, September 22, 2023, November 21, 2023, December 21, 2023 and January 17, 2024 (as further amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among SABA CAPITAL INCOME & OPPORTUNITIES FUND, as borrower (the “Borrower”), and THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as lender (in such capacity, together with its successors in such capacity, the “Lender”).

WITNESSETH:

WHEREAS, the Borrower desires to extend the Final Maturity Date pursuant to Section 9.1 (Amendments and Waivers) of the Agreement (the “Extension”);

WHEREAS, the Borrower notified that Lender that (i) on or about January 26, 2022, it acquired a wholly-owned subsidiary, BRW SPV I and (ii) on or about July 19, 2024, it acquired a wholly-owned subsidiary, BRW SPV II, in each case, in order to invest in certain digital assets and other investment products (collectively, the “Subsidiary Formations”), which Subsidiary Formations constitute a breach of Section 7.5 (No Subsidiaries) of the Agreement;

WHEREAS, the Borrower requested that the Lender provide a waiver of any breach, failure, Default or Event of Default under the Agreement and any other Transaction Documents, as applicable, in connection with the Subsidiary Formations;

WHEREAS, the Lender is willing to consent to the Subsidiary Formations, the Extension and such other amendments to the Agreement on the terms and subject to the conditions set forth in this Amendment; and

WHEREAS, the Borrower and the Lender have agreed to amend certain provisions of the Credit Agreement pursuant to Section 9.1 (Amendments and Waivers) of the Credit Agreement in order to, among other things, reflect the Extension and the Subsidiary Formations.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.   Definitions. Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

SECTION 2.   Amendments. Effective as of the Effective Date and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Lender and the Borrower agree as follows:

(a) The Agreement is hereby amended as set forth on Exhibit A to this Amendment. Language being inserted into the applicable section or Exhibit of the Agreement is evidenced by bold and underline formatting (indicated textually in the same manner as the following example: double-underlined text). Language being deleted from the applicable section or Exhibit of the Agreement is evidenced by strike-through formatting (indicated textually in the same manner as the following example: ~~stricken text~~).

SECTION 3.   Limited Waiver. The Lender hereby waives each Event of Default, Default and breach of the Agreement and the other Transaction Documents resulting directly from the Subsidiary Formations (collectively, the “Waiver”); provided that, (a) such Waiver does not waive or otherwise change in any way any current or future exercise or non-exercise of the rights, remedies, powers and privileges available to the Lender under the Transaction Documents or applicable law in respect of any breach, failure, Default or Event of Default under the Agreement or any other Transaction Documents and (b) the Lender reserves its rights fully to invoke any and all such rights, remedies, powers and privileges under the Transaction Documents and any applicable law at any time that it deems appropriate in respect of any breach, failure, Default or Event of Default that may or does exist, that may or does come into existence hereafter or that may continue after the expiration of the effective period of any waiver provided herein.

SECTION 4.   Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is conditioned upon satisfaction of the following requirements:

(a) Executed Documents. The Lender shall have received on or before the date hereof, from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include facsimile or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b) Officer’s Certificate. The Lender shall have received signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance satisfactory to the Lender and dated the Effective Date (i) attaching copies of the constituent documents or other governing documents of BRW SPV I and BRW SPV II together with all amendments thereto, certified to be correct and complete copies thereof and in effect on the date hereof, (ii) attaching a certificate of legal existence and good standing certificate for each of the Borrower, BRW SPV I and BRW SPV II from the secretary of state or similar authority in its jurisdiction of formation, dated as of a recent date, certified to be correct and complete copies thereof and in effect on the date hereof, and satisfactory to the Lender in its reasonable discretion, (iii) certifying that there have been no material changes to the constituent documents or other governing documents attached to the Secretary’s Certificate previously delivered to the Lender on July 20, 2021 (or, where there have been material changes, attaching certified copies of such documents as modified and in effect as of the date hereof) and (iv) certifying (1) each of the representations and warranties of the Borrower set forth in the Transaction Documents to which it is a party are true and correct in all material respect on and as of the Effective Date or, as to any such representations or warranties that, by their terms, refer to an earlier date, as of such specific date; provided that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects, (2) no Default or Event of Default (except any Default or Event of Default explicitly waived by the Waiver) has occurred and is continuing on the Effective Date or immediately after giving effect to the Amendment and (3) the Borrower is Solvent.

(c) Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by the Borrower on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder, including, to the extent invoiced at least one (1) Business Day in advance, the fees and disbursements invoiced through the date hereof of the Lender’s special counsel, Cadwalader, Wickersham & Taft LLP.

(d) Additional Information. The Lender shall have received all information it may reasonably deem necessary or appropriate to comply with applicable know-your-customer requirements, Anti-Money Laundering Laws and Anti-Corruption Laws.

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SECTION 5.    Agreement Otherwise Unchanged. Except as herein provided, the Agreement shall remain unchanged and in full force and effect, and each reference to the Agreement (and words of similar import) in the Transaction Documents shall be a reference to the Agreement as amended hereby, and as the same may be further amended, supplemented and otherwise modified and in effect from time to time.

SECTION 6.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.    Representations and Warranties. The Borrower represents and warrants that on the Effective Date, immediately after the Effective Date and after giving effect to the Extension, the representations and warranties of the Borrower contained in the Transaction Documents to which it is a party are true and correct, provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

SECTION 8.    Execution, Delivery and Performance. The Borrower represents and warrants that the Extension and the execution, delivery and performance of this Amendment by the Borrower has been duly authorized and approved by all necessary statutory trust action on the part of the trust of which the Borrower is a series, not in its individual capacity, but on behalf of the Borrower.

SECTION 9.    No Default. The Borrower represents and warrants that on the Effective Date, immediately after the Effective Date and after giving effect to the Extension, no event (other than any event explicitly waived by the Waiver) has occurred and is continuing that would constitute a Default or Event of Default by the Borrower.

SECTION 10.  Effective Date. This Amendment shall become effective as of the date of execution hereof (the “Effective Date”), subject to the satisfaction of the conditions set forth in Section 4 of this Amendment.

SECTION 11. Governing Law; Jurisdiction and Waivers. The provisions contained in the Agreement, insofar as they relate to governing law, the submission to the courts specified therein and waivers shall apply to this Amendment mutatis mutandis as if they were incorporated herein.

SECTION 12. Reaffirmation of Obligations. The Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Transaction Documents to which it is a party, and (c) agrees that except as expressly set forth herein, the execution and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender, constitute a waiver of any provision of any of the Transaction Documents or serve to effect a novation of the obligations.

SECTION 13. Reaffirmation of Security Interests. The Borrower (a) affirms the validity and enforceability of each of the Liens and security interests heretofore granted in or pursuant to the Transaction Documents as collateral security for the obligations under the Transaction Documents in accordance with their respective terms, and (b) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continues to be and remain Collateral for such obligations from and after the date hereof.

[Signatures follow on separate pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers or directors, as the case may be, as of the day and year first written above.

BORROWER

SABA CAPITAL INCOME & OPPORTUNITIES FUND

By: Saba Capital Management L.P., its investment adviser

By:
	Name:	Michael D’Angelo
	Title:	General Counsel

Signature Page to Amendment No. 10 to Credit Agreement

LENDER

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:
	Name:	Chandra Balack
	Title:	Authorized Signatory

Signature Page to Amendment No. 10 to Credit Agreement

Exhibit A

[Attached]

Pro Forma

Incorporating Amendment Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and ~~9~~10

USD 125,000,000

CREDIT AGREEMENT

Dated as of July 20, 2021

SABA CAPITAL INCOME & OPPORTUNITIES FUND

as Borrower

and

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

as Lender

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-ii-

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	ARTICLE VIII

	EVENTS OF DEFAULT

	ARTICLE IX

	MISCELLANEOUS

Section 9.1	Amendments and Waivers	51
Section 9.2	Notices	51
Section 9.3	No Waiver; Cumulative Remedies	53
Section 9.4	Survival of Representations and Warranties	53
Section 9.5	Payment of Expenses; Indemnity	53
Section 9.6	Successors and Assigns	54
Section 9.7	Set-Off; Authorization to Debit from Accounts	55
Section 9.8	Counterparts	55
Section 9.9	Severability	56
Section 9.10	Integration	56
Section 9.11	Governing Law	56
Section 9.12	Submission to Jurisdiction; Waivers	56
Section 9.13	Judgment Currency	57
Section 9.14	Acknowledgements	57
Section 9.15	Waivers of Jury Trial	57
Section 9.16	Confidentiality	57
Section 9.17	Conflicts Disclosure	58
Section 9.18	Anti-Money Laundering	58
Section 9.19	Limitation on Liability	58
Section 9.20	Acknowledgement Regarding Any Supported QFC	59

EXHIBITS

Exhibit A	Form of Loan Notice
Exhibit B	Form of Promissory Note
Exhibit C	Form of U.S. Tax Compliance Certificate
Exhibit D	Form of Control Agreement
Exhibit E	Form of Blocked Account Agreement
Exhibit F	Form of Security Agreement
Exhibit G	Investment Guidelines & Portfolio Requirements
Exhibit H	Borrower’s Eligible Loans Report
Exhibit I	Borrower’s Compliance Certificate
Exhibit J	Facility Increase Certificate

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This Credit Agreement is made as of July 20, 2021 by and between:

(1)          Saba Capital Income & Opportunities Fund a Massachusetts business trust, registered under the Investment Company Act as a, closed-end, management investment company, as the Borrower; and

(2)          The Toronto-Dominion Bank, New York Branch, as the Lender.

Background

WHEREAS, the Borrower has requested that the Lender provide a revolving credit facility, and the Lender is willing to do so on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adjusted Eligible Asset Value” means the Value for each Eligible Asset as reduced, if necessary, for compliance with the Investment Guidelines.

“Advance Rate” has the meaning set forth in the Investment Guidelines.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person; provided, however, that in the case of the Borrower, Affiliate has the meaning ascribed to the term “Affiliated Person” in the Investment Company Act.

“Aggregate Advance Amount” means an amount equal to the sum of all Asset Advance Amounts.

“Aggregate Borrowing Percentage” means an amount, expressed as a percentage, equal to the quotient of (i) the Principal Outstanding Amount divided by (ii) the aggregate Value of the Borrower’s assets comprising the Collateral.

“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower or any of its subsidiaries is located or doing business.

“Anti-Money Laundering Laws” means any Applicable Law in any jurisdiction in which the Borrower or any of its ~~subsidiaries~~Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means 0.85%.

“Asset Advance Amount” means, for each Eligible Asset, the product of (x) the Advance Rate for such type of Eligible Asset and (b) the Adjusted Eligible Asset Value for such Eligible Asset.

“Australian Dollars” and “AUD” refer to the lawful currency of the Commonwealth of Australia.

“Availability Period” means a period commencing on the Closing Date and ending on the earlier of (a) the Commitment Termination Date and (b) the date on which the Commitment shall have been terminated in accordance with this Agreement.

“Available Commitment” means, at any time, an amount equal to the excess, if any, of (a) the Commitment Amount over (b) the Principal Outstanding Amount.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.16(d).

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus ½ of 1%.

“Benchmark” means, initially, Daily Simple SOFR; provided that if a Benchmark Transition Event has occurred with respect to the Daily Simple SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Loan” means a Loan made by the Lender pursuant to a Loan Notice requesting a Benchmark Loan as set forth in Section 2.2(b).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Calculation Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Calculation Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.16.

“Blocked Account Agreement” means that certain blocked account agreement, dated as of the Closing Date, among the Borrower, the Custodian and the Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Saba Capital Income & Opportunities Fund.

“Borrowing Base Ratio” means an amount equal to the quotient of (i) the Aggregate Advance Amount divided by (ii) the sum of (x) the Principal Outstanding Amount plus (y) the principal amount of any outstanding advances made by the Custodian to the Borrower.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.

“Calculation Agent” means The Toronto-Dominion Bank or any Affiliate thereof, or any other designee reasonably acceptable to the Borrower (such consent not to be unreasonably withheld or delayed). All determinations made by the Calculation Agent shall be made in a reasonable manner.

“Canadian Dollars” and “CAD” mean the lawful currency of Canada.

“Cash” has the meaning assigned to such term in the definition of “Eligible Assets”.

“Cash Equivalents” means, (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof and (b) shares of any open-end management investment company registered under the Investment Company Act that is regulated as a money market fund under Rule 2a-7 thereunder and which money market fund is rated “AAA-mf” by Moody’s or “AAAm” by S&P.

“Closing Date” means July 20, 2021.

“Closed-End Fund” means any closed-end management investment company registered under the Investment Company Act, which for the avoidance of doubt shall be deemed to include any security specified in the Bloomberg field “Security_TYP” as a Closed-End Fund.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Accounts” means each account maintained for the Borrower by the Custodian that is subject to the Control Agreement or the Blocked Account Agreement (as applicable).

“Commitment” means the obligation of the Lender to fund the principal amount of the Loans hereunder in an aggregate principal amount not to exceed the Commitment Amount.

“Commitment Amount” means USD 125,000,000, as it may be increased by written agreement of the parties hereto in accordance with Section 2.14.

“Commitment Termination Date” means the earlier to occur of (a) the Maturity Date and (b) the Final Maturity Date, as the same may be modified in accordance with the terms hereof; provided that, if the Commitment Termination Date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day.

“Confidential Information” means the Transaction Documents and all information received from a party (the disclosing party) relating to that party or its business, other than any such information that is available to the receiving party on a nonconfidential basis prior to disclosure by the disclosing party.

“Conforming Changes” with respect to either the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Benchmark Loan”, the definition of “Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition, the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Calculation Agent after consultation with the Borrower decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Calculation Agent in a manner substantially consistent with market practice (or, if the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent after consultation with the Borrower determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Calculation Agent after consultation with the Borrower decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contingent Obligations” means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligation (a “primary obligation”) of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds to the primary obligor or any other person at the request or on behalf of the primary obligor (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities and services primarily for the purposes of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term “Contingent Obligation” shall not include endorsements of checks for collection in deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the contingent obligor in good faith.

“Contractual Obligation” means, as to any Person, any obligation set forth in any security issued by such Person or in any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Control Agreement” means that certain control agreement, dated as of the Closing Date, among the Borrower, the Custodian and the Secured Party, as amended, restated, supplemented or otherwise modified from time to time.

“Covered Party” has the meaning assigned to such term in Section 9.20.

“Converted Benchmark Loan” has the meaning given to it in Section 2.2(b).

“Cryptocurrencies” means each cryptocurrency or similar digital asset that utilizes blockchain technology permitted under the Borrower’s investment policies and restrictions and approved by the Lender in its sole discretion.

“Cryptocurrency Investments” means any exchange traded fund or unit investment trust registered as an “investment company” under the Investment Company Act or other investment trust, in each case, substantially comprised of ownerships interests in Cryptocurrencies and with shares listed on a Nationally Recognized Exchange.

“Custodian” means, The Bank of New York Mellon unless replaced by a successor custodian in accordance with Section 7.9.

“Custody Agreement” means that certain Custodian Services Agreement, dated as of June 4, 2021, between the Borrower and the Custodian, as amended, restated, supplemented or otherwise modified from time to time, as permitted by the terms of the Transaction Documents.

“Daily Simple SOFR” means, for any day, (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (x) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (y) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website and (b) the Floor. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Default” means any event which, with the giving of notice, the lapse of time, or both, would, unless cured or waived, become an Event of Default.

“Disbursement Date” means each Business Day during the Availability Period on which a Loan is made pursuant to Section 2.2.

“Distressed” means, with respect to any Eligible Loan, (a) the relevant obligor is subject to bankruptcy or insolvency petition or proceeding, (b) the relevant obligor is in default beyond the applicable grace period as to payment or is otherwise classified as non-performing by the Borrower; provided that if principal or interest is past due for a period of equal to or greater than (30) consecutive days, such loan will be deemed Distressed even if the applicable grace period under the related loan documents has not expired, or (c) the Investment Adviser or Borrower deem such loan to be Distressed.

“Dollars” and “USD” refer to the lawful currency of the United States of America.

“Early Termination Date” has the meaning given to it in Section 2.15.

“Eligibility Criteria” has the meaning given to it in the definition of “Eligible Assets”.

“Eligible Assets” means, as determined by the Lender in its reasonable discretion, (i) cash denominated in any Permitted Currency (“Cash”) and Cash Equivalents, (ii) SPACs traded on a Nationally Recognized Exchange in the United States or Canada, (iii) Eligible Equity Securities, Eligible Corporate Bonds and Eligible Loans, or (iv) such other asset agreed to by the Lender; provided that, (1) in the case of clauses (ii)-(iv) above, other than with respect to Eligible Equity Securities or SPACs, bid-side quotes for such asset are available from an Eligible Source, (2) such asset is registered in the name of the Custodian (if applicable) and held in or credited to a Collateral Account or is otherwise subject to a valid and perfected first priority (other than Permitted Liens) security interest in favor of the Secured Party, (3) all proceeds (including principal, interest, dividends, distributions or other amounts) of such asset are paid or credited to a Collateral Account and (4) if any consents are required to pledge or otherwise transfer the Borrower’s interests in such asset, such consents have been obtained; provided further that, in the case of clauses (i)-(iv) above, if such asset is denominated in a currency other than USD, such currency will be converted into USD at the prevailing spot rate for purposes of applying the Investment Guidelines) (collectively, the “Eligibility Criteria”). Notwithstanding the foregoing, Lender shall have the right to disqualify any asset as an Eligible Asset in its reasonable discretion after consultation with the Borrower, provided that, such determination shall be made by the Lender in a manner consistent across similarly situated borrowers.

“Eligible Corporate Bonds” means, as determined by the Lender in its reasonable discretion, any corporate bond that (i) is denominated in any Permitted Currency, (ii) is not Distressed, (iii) is part of an initial issuance greater than USD 250,000,000 (or its equivalent in a Permitted Currency), (iv) has a Value equal to or greater than 65% of the par or face amount thereof, (v) for which the Borrower’s investment comprises no more than 10% of the total amount of such bonds issued and (v) otherwise meets the Eligibility Criteria.

“Eligible DIP Loan” means loans with a rating of “B-” or better from Standard & Poor’s Ratings Group or “B3” or better from Moody’s Investors Service, Inc. that would be Eligible Assets, but for the obligors of such Eligible Assets being the subject of a bankruptcy proceeding as described in clause (a) of the definition of “Distressed” and (a) the obligor of which has filed a petition for bankruptcy pursuant to Chapter 11 of the United States Bankruptcy Code and is the subject of a bankruptcy proceeding under Chapter 11 of the United States Bankruptcy Code, and (b) pursuant to such proceeding, (i) such obligor has retained possession of its assets, and is authorized under the bankruptcy code to continue the operation of its business as debtor-in-possession, and (ii) the applicable United States bankruptcy court has entered an order authorizing the obligor to secure post-petition financing, comprised in whole or in part by such Eligible Asset, and evidenced by the related loan documents, which order remains in full force and effect and has not been vacated, modified, amended, reversed, overturned or stayed in any material respect.

“Eligible Equity Securities” means, as determined by the Lender in its reasonable discretion, any equity securities (including any shares of Closed-End Funds) permitted under the Borrower’s investment policies and restrictions that (i) are freely saleable, (ii) are traded on a Nationally Recognized Exchange, (iii) other than with respect to shares of Closed-End Funds, have a minimum share price of $2.00 and (iv) otherwise meets the Eligibility Criteria; provided that, with respect to any shares of Closed-End Funds that are listed on a Nationally Recognized Exchange located outside of the United States, such Closed-End Funds shall be required to have a market capitalization equal to or greater than USD $500,000,000.

“Eligible Loans” means any first lien senior secured syndicated loan or second lien secured syndicated loan that (i) is governed by the laws of a State of the United States, (ii) is not Distressed, except for Eligible DIP Loans, (iii) is part of an initial issuance or loan with an aggregate amount not less than $250,000,000, (iv) has a Value equal to or greater than 65% of the par or face amount thereof, (v) for which the Borrower’s investment comprises no more than 10% of the total amount of such securities issued and (vi) otherwise meets the Eligibility Criteria.

“Eligible Source” means, with respect to any security (a) a bid quotation received from Bloomberg, Markit, LPC, ICE Data Services or another independent pricing service, (b) a bid quotation received from an independent dealer making a market in such security, (c) the last closing price thereof established on a public trading market, or (d) solely to the extent none of the procedures set forth in any of clauses (a), (b) or (c) immediately above is readily available on the relevant date of determination, a fair valuation determination by the Borrower in good faith in the manner such value is required to be computed in accordance with the Borrower’s valuation policy for its investments and applicable law, including the Investment Company Act.

“Employee Plan” means an employee pension benefit plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan) and that is (a) maintained by the Borrower or any ERISA Affiliate or (b) to which the Borrower or any ERISA Affiliate is required to make any payment or contribution.

“ERISA” means the US Employee Retirement Income Security Act of 1974, as amended (or any successor legislation thereto) and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, the Borrower, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Euros” and “€” refer to the single currency of the Participating Member States.

“Event of Default” has the meaning given to it in Article VIII.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or the Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or the Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Increase” has the meaning given to it Section 2.14(a).

“Facility Increase Request” means a written request by the Borrower substantially in the form attached hereto as Exhibit J to increase the Commitment Amount in accordance with Section 2.14.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, the greater of (a) a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Calculation Agent from three federal funds brokers of recognized standing selected by it and (b) 0%.

“Final Maturity Date” means January 20, ~~2025~~2026; provided that, if the Final Maturity Date would otherwise fall on a day which is not a Business Day, it will instead be the immediately preceding Business Day.

“Financial Covenants” means the covenants enumerated in Section 6.4 hereto.

“Floor” means a rate of interest equal to 0%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“G10 Country” means the countries listed by the Bank for International Settlements as the “Group of Ten” (as the same may be amended from time to time), which, as of the Closing Date includes, France, Germany, Belgium, Italy, Japan, the Netherlands, Sweden, Switzerland, the United Kingdom, the United States and Canada.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Lender hereunder.

“Governmental Authority” means any nation, government or supranational authority, any provincial or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, or other entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government, including, but not limited to, any central bank or any taxation authority.

“Indebtedness” of ~~the Borrower~~any Person means, without duplication and as at the date of determination, (i) all obligations of ~~the Borrower~~such Person for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations of ~~the Borrower~~such Person evidenced by bonds, debentures, notes, preferred shares or similar instruments, (iii) all obligations of ~~the Borrower~~such Person upon which interest charges are customarily paid, (iv) all obligations of ~~the Borrower~~such Person under conditional sale or other title retention agreements relating to property acquired by ~~the Borrower~~such Person, (v) all obligations of ~~the Borrower~~such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property of ~~the Borrower~~such Person, whether or not the Indebtedness secured thereby has been assumed, (vii) all Contingent Obligations of ~~the Borrower~~such Person in respect of Indebtedness of others, (viii) all obligations, contingent or otherwise, of ~~the Borrower~~such Person in respect of bankers’ acceptances, letters of guaranty, or letters of credit, (ix) all obligations of ~~the Borrower~~such Person in respect of judgments, (x) the net obligations of ~~the Borrower~~such Person under derivative or short sale transactions, commodity transactions, foreign exchange transactions, repurchase agreements, reverse repurchase agreements or securities lending agreements and (xi) all obligations that are senior securities for purposes of the Investment Company Act.

“Indemnified Liabilities” has the meaning given to it in Section 9.5(c).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning given to it in Section 9.5(b).

“Interest Payment Date” means, the first Business Day of each calendar month.

“Interest Period” means the period from and including each Interest Period End Date to but excluding the immediately following Interest Period End Date; provided that the final Interest Period shall end on and exclude the Final Maturity Date.

“Interest Period End Date” means the last Business Day of each calendar month.

“Investment Adviser” means Saba Capital Management, L.P., which is the investment manager of the Borrower, or any successor investment manager permitted under this Agreement.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Investment Guidelines” means the investment guidelines set forth in Exhibit G hereto.

“IRS” means the U.S. Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Japanese Yen” refers to the lawful currency of Japan.

“Judgment Currency” has the meaning given to it in Section 9.13.

“Lender” means The Toronto-Dominion Bank, New York Branch and any assignee that shall become the Lender party hereto pursuant to Section 9.6.

“Lien” means any (i) lien, mortgage, pledge, assignment, deed of trust, hypothecation, encumbrance, claim, deposit arrangement, adverse claim, priority, preference, charge, or security interest or any other type of preferential arrangement (including with respect to the right to receive income) having the practical effect of creating a security interest upon or with respect to any property or asset, whether arising by agreement or under any statute, law, regulation or otherwise and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to any property or asset.

“Loan” or “Loans” has the meaning set forth in Section 2.1(a).

“Loan Conversion Date” has the meaning set forth in Section 2.2(b).

“Loan Notice” has the meaning set forth in Section 2.2(b).

“Loan Principal Amount” means, with respect to a Loan, the outstanding principal amount advanced by the Lender to the Borrower on the related Disbursement Date pursuant to Section 2.2 hereof.

“Material Adverse Effect” means,

(i)          a material adverse effect on the business, assets, operations, property, financial condition or results of operations of the Borrower, excluding general market conditions;

(ii)         a material adverse effect on the ability of the Borrower to perform its obligations under the Transaction Documents to which it is a party;

(iii)        a material adverse effect on the validity or enforceability against the Borrower of any Transaction Document to which it is a party; or

(iv)       a material adverse effect on the rights or remedies against the Borrower of the Lender or the Secured Party under any Transaction Document to which it is a party.

“Maturity Date” means, initially, the day that is sixty (60) days after the ~~Ninth~~Tenth Amendment Effective Date; provided that on each day the Maturity Date shall be automatically extended for an additional day unless either the Borrower or the Lender gives written notice on any Business Day that it does not wish for further automatic extensions of the Maturity Date to occur, in which case such extensions shall cease, and the Maturity Date shall be the day that is either (i) sixty (60) days after the day such notice is deemed duly given or made by the Lender pursuant to Section 9.2 or (ii) thirty (30) days after the day such notice is deemed duly given or made by the Borrower pursuant to Section 9.2. In the event that the Maturity Date falls on a day that is not a Business Day, the Maturity Date shall be the immediately preceding Business Day. Notwithstanding the preceding two sentences, the Borrower may not deliver such written notice that would cause the Maturity Date to occur earlier than one-hundred eighty (180) days after the ~~Ninth~~Tenth Amendment Effective Date.

“Maximum Aggregate Borrowing Percentage” means 48%.

“Maximum Rate” has the meaning given to it in Section 2.7.

“Minimum Borrowing Base Ratio” means 1.0.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) then or at any time during the previous five (5) years maintained for, or contributed to (or to which there is or was an obligation to contribute) on behalf of, employees of the Borrower or any ERISA Affiliate.

“Nationally Recognized Exchange” means any of the following: New York Stock Exchange, NASDAQ Stock Exchange, American Stock Exchange (NYSE American), BATS Exchange, Toronto Stock Exchange, Canadian Securities Exchange, Euronext, London Stock Exchange, Deutsche Borse, Irish Stock Exchange, Tokyo Stock Exchange, Australian Securities Exchange, Luxembourg Stock Exchange, Frankfurt Stock Exchange, SIX Swiss Exchange or such other exchange as the Lender may approve in its discretion.

~~“Ninth Amendment Effective Date” means January 17, 2024.~~

“Note” or “Notes” means, at any time, the promissory notes issued by the Borrower hereunder (if any) in substantially the form of Exhibit B hereto.

“OFAC” has the meaning provided in the definition of “Sanction”.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” has the meaning set forth in Section 9.6(d) hereto.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law on October 26, 2001, as amended.

“Permitted Derivative Transactions” means derivative transactions (as defined pursuant to Rule 18f-4 of the Investment Company Act) that are entered into by the Borrower in compliance with (a) its policies and procedures with respect to such transactions and (b) the Investment Company Act, including upon the earlier of (i) the compliance date for such rule or (ii) implementation of such rule by the Borrower pursuant to its policies and procedures, Rule 18f-4 of the Investment Company Act.

“Permitted Subsidiary” means any Subsidiary of the Borrower that (i) makes or holds substantially all of its investments in Cryptocurrencies, Cryptocurrency Investments, Permitted Subsidiary Transactions, private hedge funds or any other investments acceptable to the Lender and (ii) is approved by the Lender in its sole discretion. As of the Tenth Amendment Effective Date, the only Permitted Subsidiaries are (i) BRW SPV I and (ii) BRW SPV II.

“Permitted Subsidiary Transactions” means, with respect to each Permitted Subsidiary, short sale transactions in respect of Cryptocurrencies and Cryptocurrency Investments entered into by such Permitted Subsidiary for non-speculative hedging purposes only.

“Permitted Currency” means each of USD, Euros, GBP, Japanese Yen, Australian Dollars, Swiss Francs, Canadian Dollars, and any other currency approved by the Lender in its sole discretion.

“Permitted Indebtedness” has the meaning set forth in Section 7.1 hereto.

“Permitted Liens” means (a) the Liens of the Custodian in respect of the Borrower’s interests in assets held by the Custodian to secure obligations arising under the Custody Agreement, to the extent not waived or subordinated pursuant to the Control Agreement or Blocked Account Agreement, (b) Liens created under the Transaction Documents, (c) Liens for taxes, assessments or other governmental charges or levies the payment of which is not at the time required or which are being contested in good faith by the Borrower and as to which the Borrower has established appropriate reserves on its books and records in accordance with GAAP ~~and~~, (d) Liens on assets other than Collateral created in connection with the Borrower’s portfolio investments to the extent not prohibited by the Borrower’s investment policies or restrictions or Section 7.1 or in connection with Permitted Derivative Transactions and (e) Liens on assets other than Collateral held directly by a Permitted Subsidiary and created in connection with Permitted Subsidiary Transactions.

“Person” means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Portfolio Requirements” has the meaning given to it in Exhibit G hereto.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Prepayment Date” has the meaning given to it in Section 2.4(a).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board of Governors in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Calculation Agent) or any similar release by the Board of Governors (as determined by the Calculation Agent). Each change in the Published Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Outstanding Amount” means, at any time, the aggregate outstanding principal amount of the Loans at such time.

“Prospectus” means with respect to the Borrower, the prospectus dated June 30, 2020 and modified by the Definitive Proxy Statement filed April 21, 2021, and filed with the SEC as a part of the Borrower’s registration statement on Form N-2, as amended (or any successor SEC form), and shall include, without limitation, the related statement of additional information included in such registration statement, and all supplements, amendments and modifications thereto and including material modifications of the Borrower’s investment objectives, strategies and restrictions contained in shareholder reports and press releases of the Borrower as of the Closing Date, and as further supplemented, amended or modified in accordance with any Requirement of Law, including, without limitation, the Securities Act and the Investment Company Act.

“Public Filings” means with respect to the Borrower, the Borrower’s most recent annual report in the form filed by the Borrower with the SEC, and (i) any periodic reports, proxy statements or other materials filed by the Borrower with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) any registration statement, prospectus or statement of additional information filed by the Borrower with the SEC pursuant to the Securities Act, in each case subsequent to such annual report, and including all supplements, amendments and modifications to any of the foregoing and including material modifications of the Borrower’s investment objectives, strategies and restrictions contained in shareholder reports and press releases of the Borrower as of the Closing Date, and as further supplemented, amended or modified in accordance with any Requirement of Law, including, without limitation, the Exchange Act, the Securities Act and the Investment Company Act.

“QFC Credit Support” has the meaning assigned to such term in Section 9.20.

“QFC Transaction Documents” has the meaning assigned to such term in Section 9.20.

“Reference Time” with respect to any setting of the then-current Benchmark means the time determined by the Calculation Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.6(b) hereto.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation T” means Regulation T of the Board of Governors, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Regulation X” means Regulation X of the Board of Governors, as in effect from time to time, and all official rulings and interpretations thereunder and thereof.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Requirement of Law” means, as to any Person, any law, treaty, rule, regulation, judgment, decree, order or determination of an arbitrator or any Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means with respect to the Borrower or the Investment Adviser, as applicable, any of its directors, officers or other Persons duly authorized by the Borrower or Investment Adviser, as applicable, to act on the Borrower’s behalf in connection with this Agreement and the Transaction Documents.

“RIC” means a Person that qualifies as a “regulated investment company” within the meaning of Section 851 of the Code.

“S&P” means Standard & Poor’s (a division of McGraw Hill Financial, Inc.).

“Same Day Loan” means a Loan made by the Lender pursuant to a Loan Notice requesting a Same Day Loan as set forth in Section 2.2(b).

“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower or its ~~subsidiaries~~Subsidiaries.

“Sanctioned Entity” means any individual, entity, group, sector, territory or country that is the target of any Sanctions, including any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administering the Securities Act, the Exchange Act or the Investment Company Act.

“Secured Party” means The Toronto-Dominion Bank, as the secured party under the Security Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretative releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provisions shall be deemed to be a reference to any successor statutory or regulatory provision.

“Security Agreement” means that certain Security Agreement, dated as of the Closing Date, between the Borrower and the Secured Party, entered into in connection with this Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Security Documents” means, collectively, the Security Agreement, the Control Agreement, the Blocked Account Agreement and all security documents hereafter delivered to the Secured Party in furtherance of the grant, perfection or enforcement of a Lien on any property of the Borrower to secure the obligations and liabilities of the Borrower under any Transaction Document, and “Security Document” means any of them as the context may require.

“SOFR” means, a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Solvent” means, with respect to any Person at any date of determination, that, as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to pay its debts or liabilities as such debts and liabilities mature and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person’s property would constitute an unreasonably small capital to conduct its business. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPAC” means, a special purpose acquisition company that is a shell company that has raised money through an initial public offering for the sole purpose of acquiring one or more companies.

“Sterling” and “GBP” refer to the lawful currency of the United Kingdom.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which more than 50% of the equity interests having ordinary voting power for the election of the members of the board of directors or equivalent body of such entity is at the time owned, or the management of which is otherwise directly or indirectly controlled, by such Person.

“Supported QFC” has the meaning assigned to such term in Section 9.20.

“Swiss Francs” refers to the lawful currency of Switzerland.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenth Amendment Effective Date” means January 17, 2025.

“Transaction Documents” means, collectively, this Agreement and the Security Documents; and “Transaction Document” means any of them.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unused Commitment Fee” has the meaning given to it in Section 2.6(f).

“Unused Commitment Fee Rate” means 0.30% per annum; provided that if the average daily Principal Outstanding Amount during any Interest Period equals or exceeds 80% of the Commitment Amount, the Unused Commitment Fee Rate for such Interest Period shall be 0.00%.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 9.20.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.13(f)(ii).

“Value” means as of any day of determination in respect of any asset of the Borrower comprising the Collateral, the value of such asset determined by the Calculation Agent by reference to the information obtained from an Eligible Source; provided that if such value is not timely provided by an Eligible Source or the Calculation Agent reasonably determines that the value provided does not accurately reflect the value of such asset, the Calculation Agent, after consultation with the Borrower, may determine the Value with respect to such asset in a commercially reasonable manner.

Section 1.2     Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b)          The words “hereto”, “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, and Exhibit references are to Sections of, and Exhibits to, this Agreement unless otherwise specified.

(c)          Any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns.

(d)          The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(e)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(f)          Any references herein to agreements and other contractual instruments include all exhibits, annexes or schedules attached thereto and all previous and subsequent amendments, supplements, modifications, restatements, replacements and extensions of such agreements and other instruments, as agreed between the respective parties to such agreements or other instruments, except as such may be prohibited by the terms hereof.

(g)          Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

ARTICLE II

TERMS OF COMMITMENT AND LOANS

Section 2.1     Loans. (a) Subject to the terms and conditions of this Agreement, the Lender agrees to make the Benchmark Loans and Same Day Loans (each such loan, a “Loan” and together, the “Loans”) to the Borrower from time to time, on any Business Day, in an amount requested by the Borrower; provided that, after giving effect to any borrowing, the Principal Outstanding Amount shall not exceed the Commitment Amount.

(b)          The Commitment shall terminate on the Commitment Termination Date.

Section 2.2     Borrowings of Loans. (a) Subject to the terms and conditions of this Agreement, the Borrower may request that Loans be made on any Business Day; provided, that, subject to Section 2.1(a), each Loan must be for an amount equal to or greater than USD 1,000,000, and in increments of USD 100,000 thereafter.

(b)          In order to request a Loan, the Borrower shall give the Lender an irrevocable written loan notice substantially in the form of Exhibit A (each, a “Loan Notice”), which must be received by the Lender prior to 12:00 p.m., New York City time (a) in the case of Benchmark Loans, at least three (3) Business Days prior to the requested Disbursement Date, requesting a Loan on such Disbursement Date and (b) in the case of Same Day Loans, on the requested Disbursement Date or the first or second Business Day preceding such requested Disbursement Date, requesting a Loan on such Disbursement Date and setting forth the information specified in Exhibit A. Such notice shall be signed by a Responsible Officer of the Borrower. Each Same Day Loan shall automatically be converted to a Benchmark Loan (each a “Converted Benchmark Loan”) on the third (3rd) Business Day (the “Loan Conversion Date”) following the Disbursement Date on which such Same Day Loan was initially made.

(c)          Subject to the terms and conditions of this Agreement, for any Loan, the Loan Principal Amount shall be delivered on the relevant Disbursement Date by the Lender in immediately available funds, to the following account of the Borrower:

The Bank of New York Mellon
ABA #	021000018
DDA#	8900487623
Fund Name:	Saba Capital Inc and Opp Fd
Ref	9923288400

Section 2.3     Repayment of Loans; Evidence of Indebtedness. (a) The Borrower hereby unconditionally promises to pay to the Lender the unpaid principal amount of each Loan on the Final Maturity Date. The Borrower hereby unconditionally further agrees to pay interest on the principal amount outstanding of each Loan from the relevant Disbursement Date until the payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.6.

(b)          The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the Lender resulting from the Loans, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The entries in the accounts maintained pursuant to this Section 2.3(b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein in the absence of manifest error; provided that failure of the Lender to maintain any such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(c)          It is the intention of the parties hereto that no separate promissory notes be issued to evidence Loans hereunder; provided that the Lender may request that any Loan made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to the Lender a Note payable to the Lender (or, if requested by the Lender, to the Lender and/or its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including any assignment pursuant to Section 9.6) be represented by one or more Notes payable to the payee named therein or any permitted assignee thereof, except to the extent that the Lender or permitted assignee subsequently returns any such Note for cancellation and requests that such borrowings once again be evidenced as described in Section 2.3(b).

Section 2.4     Optional Prepayment. (a) The Borrower may from time to time prepay the Loans, in whole or in part and without any premium or penalty, upon irrevocable written notice to the Lender given not later than one (1) Business Day prior to the date of any such prepayment (the “Prepayment Date”). Any prepayment notice to the Lender shall specify the Prepayment Date and amount of prepayment, which amount shall be in whole or, if less than whole, in an aggregate principal amount of not less than USD 1,000,000, and in increments of USD 100,000 thereafter.

(b)          If any notice of prepayment shall be given, the amount specified in such notice shall be due and payable on the Prepayment Date, together with accrued interest to the Prepayment Date on the amount prepaid.

(c)          Subject to the terms and conditions of this Agreement, amounts prepaid by the Borrower on account of Loans may be reborrowed.

Section 2.5     [Reserved]

Section 2.6     Interest Rate; Unused Commitment Fee. (a)Subject to the provisions of Section 2.6(b), (i) each Benchmark Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at a rate per annum equal to (1) the Benchmark for such day, plus (2) the Applicable Margin and (ii) each Same Day Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) at a rate per annum equal to (1) the higher of (A) the Benchmark for such day or (B) the Lender’s cost of funding and maintaining the Same Day Loan (as determined by the Lender and notified to the Borrower) plus (2) the Applicable Margin.

(b)          If all or a portion of (i) any Loan Principal Amount, (ii) any interest payable thereon, or (iii) the Unused Commitment Fee or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate described in Section 2.6(a) plus 2.0% per annum from the date of such nonpayment until such overdue amount is paid in full (before and, to the fullest extent permitted by applicable law, after judgment). Such interest shall accrue and be compounded monthly on such overdue amount, and shall be payable on demand.

(c)          The Borrower shall pay interest on the unpaid principal amount of each Loan on each Interest Payment Date until such Loan shall have been paid in full.

(d)          Each determination of an interest rate by the Calculation Agent in accordance with this Agreement shall be conclusive and binding on the Borrower and the Lender in the absence of manifest error.

(e)          Daily Simple SOFR Conforming Changes. In connection with the use or administration of Daily Simple SOFR, the Calculation Agent will have the right to make Conforming Changes in consultation with the Borrower from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Calculation Agent will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR.

(f)          The Borrower shall pay a fee (the “Unused Commitment Fee”) to the Lender, which shall be payable in arrears on each Interest Payment Date, in an amount equal to the product of (i) the average daily amount by which the Commitment Amount exceeds the Principal Outstanding Amount during the immediately preceding Interest Period multiplied by (ii) the Unused Commitment Fee Rate multiplied by (iii) a fraction, the numerator of which is the actual number of days elapsed in the relevant period (including the first day but excluding the last), and the denominator of which is three hundred sixty (360) days. The Unused Commitment Fee is payable for the period commencing on the Closing Date and ending on (but excluding) the Commitment Termination Date.

Section 2.7     Maximum Interest Rate. In no event shall the interest charged with respect to the Loans or any other obligations of the Borrower hereunder exceed the maximum amount permitted under the laws of the State of New York or of any other applicable jurisdiction (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds unpaid principal, refunded to the Borrower.

Section 2.8     Inability to Determine Interest Rate. (a) If for any day:

(i)          the Calculation Agent shall have reasonably determined that adequate and reasonable means do not exist for ascertaining the Benchmark;

(ii)         the Calculation Agent determines, in a manner consistent across similarly situated borrowers, that the Benchmark will not adequately and fairly reflect the cost to the Lender of funding or maintaining its Loans; or

(iii)        Dollar deposits in the principal amounts of the Loans are not generally available to banks in the inter-bank market;

the Calculation Agent shall promptly give notice to the Borrower and the Lender.

(b)          If any of the circumstances described in Section 2.8(a) occurs, the Loan Principal Amount shall bear interest at the rate per annum equal to the sum of (i) the Applicable Margin for such Loan Principal Amount plus (ii) the Base Rate until the date on which such circumstances shall have ceased to exist. The Lender shall certify that cost to the Borrower as soon as practicable after the Calculation Agent’s notification of the event in question.

Section 2.9     Payments. All payments made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim (except as permitted under Section 2.13) and shall be made prior to 2:00 p.m., New York City time, on the due date thereof to the Lender, at the Lender’s office and the account as may be specified by the Lender from time to time, in Dollars and in immediately available funds. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for the purposes of calculating interest thereon.

Section 2.10  Change in Legality; Continuation. Notwithstanding any other provision herein, if the adoption of, or any change in, any Requirement of Law (other than solely with respect to the organizational or governing documents of the Lender) or in the interpretation or application thereof made subsequent to the Closing Date makes it unlawful for the Lender to make, maintain or fund the Commitment or the Principal Outstanding Amount as contemplated by this Agreement or shall on its face render invalid, or preclude enforcement of, any material provision of this Agreement or any other Transaction Document, (1) the Commitment shall be terminated by written notice to the Borrower (or such earlier time as may be required by the applicable Requirement of Law or interpretation or application thereof) and (2) the Principal Outstanding Amount shall be prepaid on demand with unpaid accrued interest thereon, all unpaid fees accrued to the Lender, the full unpaid amount of the Unused Commitment Fee and any other sum then due to the Lender under any provision of this Agreement or any other Transaction Document to which the Borrower is a party, as the case may be; provided that to the extent legally permissible under the circumstances as determined by Lender in its reasonable discretion, Lender agrees that it will provide Borrower with a period of at least sixty (60) days following notice of such event within which the Borrower may satisfy such payment obligations. Before giving any notice to the Borrower pursuant to this Section, the Lender shall use commercially reasonable efforts to designate a different branch office if the Lender determines that such designation will avoid the need for giving such notice and will not, in the judgment of the Lender, be otherwise materially disadvantageous to the Lender.

Section 2.11  [Reserved].

Section 2.12 Increased Costs. (a) If the adoption or effectiveness of, or any change in, any Requirement of Law (other than solely with respect to the organizational or governing documents of the Lender) or in the interpretation or application thereof by any competent court or regulatory entity, in each case subsequent to the Closing Date, or compliance by the Lender with any request or directive from any Governmental Authority made subsequent to the Closing Date:

(i)          shall subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii)         shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by the Lender which is not otherwise included in the determination of the Benchmark under this Agreement, including the imposition of any reserves with respect to “Eurocurrency Liabilities” under Regulation D (for which purpose, the Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Lender under Regulation D); or

(iii)        shall impose on the Lender or the London inter-bank market any other condition (other than Taxes) affecting this Agreement or any other Transaction Document to which the Lender is a party;

and the result of any of the foregoing is (a) to increase the cost to the Lender of maintaining the Commitment, effecting any Loan or maintaining the Principal Outstanding Amount by an amount which the Lender reasonably deems to be material, or (b) to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay to the Lender, as soon as practicable upon demand by the Lender, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable hereunder.

(b)      In the event that the Lender shall have determined that the adoption or effectiveness of, or any change in, any Requirement of Law (other than solely with respect to the organizational or governing documents of the Lender) regarding capital adequacy or in the interpretation or application thereof, or compliance by the Lender or any Person controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the Closing Date, does or shall have the effect of reducing the rate of return on the Lender’s or such Person’s capital as a consequence of its obligations hereunder to a level below that which the Lender or such Person could have achieved but for such change or compliance (taking into consideration the Lender’s or such Person’s policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

(c)      If the Lender becomes entitled to claim any additional amounts pursuant to this Section 2.12, it shall notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail as to any additional amounts payable (and the calculation thereof) pursuant to this Section 2.12 submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. The agreements in this Section 2.12 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

(d)      Notwithstanding anything contained herein to the contrary, the Borrower shall not be required to compensate the Lender pursuant to Section 2.12(a) or (b) for any such increased cost or additional amount incurred more than one hundred eighty (180) days prior to the date that the Lender demands compensation therefor; provided that, if the circumstances giving rise to such increased costs are retroactive, then such one hundred eighty (180) day period shall be extended to include the period of retroactive effect thereof. Before requesting compensation under this Section 2.12, the Lender shall use reasonable efforts to designate a different branch office (consistent with its internal policy and legal and regulatory restrictions) if, in the reasonable judgment of the Lender, such designation (i) would eliminate or reduce additional amounts payable pursuant to this Section 2.12 in the future, and (ii) would not subject the Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous in any material respect to the Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses (including fees, charges and disbursements of legal counsel) incurred by the Lender in connection with any such designation. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of the Lender’s right to demand such compensation; provided that such compensation shall be limited as set forth in this Section 2.12.

(e)           To the extent that the senior employees of the Lender directly responsible for administering this Agreement have actual knowledge of a change in a Requirement of Law that will result in a claim by the Lender pursuant to this Section 2.12, the Lender will use reasonable efforts to promptly provide the Borrower with notice of such change in a Requirement of Law; provided that the failure to do so shall not affect the Borrower’s obligations under this Section 2.12.

Section 2.13  Taxes.

(a)           Defined Terms. For purposes of this Section 2.13, the term “applicable law” includes FATCA.

(b)           Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Borrower. The Borrower shall indemnify the Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

(e)          Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(f)          Status of Lender.

(i)          The Lender, if entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document, shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in sub clauses (ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.

(ii)         Without limiting the generality of the foregoing:

(1)          if the Lender is a U.S. Person, the Lender shall deliver to the Borrower on or prior to the date on which it becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax;

(2)          if the Lender is a Foreign Lender, the Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which the Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(i)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)         executed copies of IRS Form W-8ECI;

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(iv)        to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(3)          if the Lender is a Foreign Lender, the Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(4)          if a payment made to the Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that the Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the Closing Date.

The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(g)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)          Mitigation Obligations. If the Lender requires the Borrower to pay any Indemnified Taxes or additional amounts to it or any Governmental Authority for the account of the Lender pursuant to this Section 2.13, then the Lender shall (at the request of the Borrower) use reasonable efforts to designate a different branch office (consistent with its internal policy and legal and regulatory restrictions) if, in the reasonable judgment of the Lender, such designation (i) would eliminate or reduce amounts payable pursuant to this Section 2.13 in the future, and (ii) would not subject the Lender to any unreimbursed cost or expense and (iii) would not otherwise be disadvantageous to the Lender.

(i)           Survival. Each party’s obligations under this Section 2.13 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all obligations under any Transaction Document.

Section 2.14     Increase of Commitment Amount.

(a)          Request for Increase. Subject to compliance with the terms of this Section 2.14, the Borrower may increase the Commitment Amount then in effect with the written consent of the Lender; provided that, after giving effect to such increase the Commitment Amount shall not exceed $200,000,000. Such increase may be done in one or more requested increases, in $1,000,000 increments, or such other amount to be determined by the Lender (each such increase shall be referred to herein as a “Facility Increase”).

(b)          Increase Effective Date. Any Facility Increase shall become effective on the date agreed by the Borrower and the Lender. If the Lender deems it advisable in its reasonable discretion, the Borrower and Lender agree to execute an amendment to this Agreement, in form and substance acceptable to Lender, to document an increase in the Commitment Amount pursuant to this Section 2.14.

(c)          Conditions to Effectiveness of a Facility Increase. The following are conditions precedent to such Facility Increase:

(i)           (A) The Borrower shall have (1) given written notice to the Lender at least ten (10) Business Days (or such lesser number of days agreed by the Lender in its sole and absolute discretion) prior to the proposed date of such Facility Increase and (2) delivered to Lender a Facility Increase Request;

(ii)          No Default or Event of Default shall have occurred and be continuing on and as of the proposed date of such Facility Increase or would result from such Facility Increase;

(iii)         Each of the representations and warranties of the Borrower set forth in the Transaction Documents to which it is a party will be true and correct in all material respects on and as of the proposed date of such Facility Increase, with the same force and effect as if made on and as of such date, except those representations and warranties which are expressly specified to be made as of an earlier date, in which case such representations and warranties shall be true and correct in all material respects or all respects, as applicable, on such earlier date; provided that in any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation and warranty shall be true and correct (after giving effect to any qualification therein) in all respects;

(iv)         On and as of the proposed date of such Facility Increase, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect;

(v)          On the proposed date of such Facility Increase and after giving effect to the Facility Increase, (A) the Aggregate Borrowing Percentage shall not exceed the Maximum Aggregate Borrowing Percentage and (B) the Borrowing Base Ratio shall not be less than the Minimum Borrowing Base Ratio;

(vi)         The Facility Increase shall not breach any indebtedness limitation set forth in the Borrower’s constituent documents;

(vii)        The resolutions duly adopted by such Borrower or the general partner of such Borrower and previously delivered to the Lender authorize the Facility Increase, and such resolutions shall not have not been amended, modified, revoked or rescinded;

(viii)       On or prior to the proposed date of such Facility Increase, the Borrower shall have paid to the Lender all invoiced fees and expenses to Lender incurred in accordance with this Agreement to the extent then due; and

(ix)         The Lender shall have provided its written consent (in its sole and absolute discretion); provided that, the failure by the Lender to provide its written approval of such Facility Increase within ten (10) Business Days of delivery of the relevant Facility Increase Request shall be deemed to constitute a denial of such request for a Facility Increase.

Section 2.15     Early Termination Option and Commitment Reduction. Either party may terminate this Agreement as of any Business Day determined in accordance with the remainder of this Section 2.15 below (the “Early Termination Date”) by delivering written notice of termination to the other party hereto. In the case of termination by the Borrower, the Borrower may deliver such notice of termination to the Lender not less than thirty (30) days (or such shorter period as the Lender may otherwise agree) prior to such Early Termination Date. In the case of termination by the Lender, the Lender may deliver such notice of termination to the Borrower not less than sixty (60) days prior to such Early Termination Date. On the Early Termination Date, the Commitment shall terminate and the Borrower will pay to the Lender the Principal Outstanding Amount together with any unpaid accrued interest thereon, all unpaid fees accrued to the Lender, the full unpaid amount of the Unused Commitment Fee accrued through the Early Termination Date and any other sum then due to the Lender under any provision of this Agreement or any other Transaction Document to which the Borrower is a party. The Borrower shall have the right at any time, upon three (3) Business Days prior written notice to the Lender (or such shorter period of time agreed to by the Lender), to terminate the Commitment in part, without premium or penalty, so long as such partial termination is in an amount not less than $1,000,000; provided that the Commitment may not be reduced to an amount less than aggregate Principal Outstanding Amount.

Section 2.16     Effect of Benchmark Transition Event.

(a)           Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event, the Calculation Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Calculation Agent has posted such proposed amendment to the Lender and the Borrower so long as the Calculation Agent has not received, by such time, written notice of objection to such amendment from the Lender. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.16(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)           Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(c)           Notices; Standards for Decisions and Determinations. The Calculation Agent will promptly notify the Borrower and the Lender of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Calculation Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their reasonable discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.16.

(d)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Calculation Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Calculation Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Calculation Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)           Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of Loans to be made during any Benchmark Unavailability Period and interest on each affected Loan shall accrue daily at a rate per annum equal to the sum of (i) the Base Rate plus (ii) the Applicable Margin.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

To induce the Lender to enter into this Agreement and to fund the Loans, the Borrower hereby represents and warrants to the Lender as of the date hereof, as of the Closing Date and as of each Disbursement Date (other than any such representations or warranties that, by their terms, refer to a specific date, in which case as of such specific date) that:

Section 3.1     Financial Condition. (a) The Borrower’s most recently available statement of assets and liabilities and the Borrower’s related portfolio of investments, statements of operations and changes in net assets for the fiscal year reported on by a nationally recognized auditor and set forth in the annual report for the fiscal year ended on such date, together with the notes and schedules thereto, and each financial statement delivered by the Borrower to the Lender in accordance with Section 6.1, present fairly, in conformity with GAAP, the financial position of the Borrower as of such date.

(b)           The unaudited balance sheets of the Borrower as at the end of its most recently ended semi-annual fiscal period other than the period referred to in clause (a) above (or, if the date as of which such representation is made falls within the 75 day period following the end of its most recently ended semi-annual fiscal period and such balance sheets are not available, the immediately preceding semi-annual fiscal period), and the related unaudited statements of operations and changes in net assets, copies of which have been furnished to the Lender, presented fairly the financial condition of the Borrower as at the dates stated, and the results of its operations and its sources and applications of funds for the semi-annual fiscal period then ended (subject to normal year-end audit adjustments and the absence of footnotes).

(c)           Each of the financial statements of the Borrower (whether audited or unaudited) delivered to the Lender under the terms of this Agreement fairly present all material contingent liabilities in accordance with GAAP. The Borrower has no material contingent liabilities or unusual forward or long-term commitments not disclosed therein that could reasonably be expected to have a Material Adverse Effect.

Section 3.2     No Material Adverse Effect. Since the end of the period covered by its most recently issued fiscal year-end financial statements, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.3     Existence and Power; Investment Company.

(a)           The Borrower is a business trust under the laws of the Commonwealth of Massachusetts. The Borrower is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all trust powers and all authorizations and approvals required to carry on its business as now conducted. Each Permitted Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and has all necessary powers and all authorizations and approvals required to carry on its business as now conducted. The Borrower ~~is~~and each Permitted Subsidiary are duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business, assets, and properties, including, without limitation, the performance of the Borrower’s obligations under the Transaction Documents, requires such qualification except where failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)           The Borrower is registered as a, closed-end management investment company under the Investment Company Act.

Section 3.4     Organizational Power; Authorization; Enforceable Obligations. (a) The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under this Agreement and each of the other Transaction Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, are within its trust powers, and have been duly authorized by all requisite action by the Borrower.

(b)           This Agreement and each of the other Transaction Documents, and the other instruments, certificates and agreements contemplated hereby and thereby, have been duly executed and delivered by the Borrower, and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(c)           No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Person is required (except for (i) filings and registrations necessary to perfect the security interest in the Collateral for the benefit of the Lender pursuant to the Security Documents, and (ii) any consents, authorizations, approvals, resolutions, notices, filings, licenses, exemptions, notarizations, registrations or other acts obtained prior to the Closing Date) in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrower, or the validity or enforceability of this Agreement or any of the other Transaction Documents to which it is a party.

(d)           No limitation on the powers of the Borrower to borrow, including, without limitation, under the Investment Company Act or the Borrower’s governing documents or the Prospectus, will be exceeded as a result of borrowings under this Agreement.

Section 3.5     No Legal Bar. The execution, delivery and performance by the Borrower of this Agreement and each of the other Transaction Documents to which it is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law (including the Investment Company Act) or any Contractual Obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than Permitted Liens).

Section 3.6     No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator, self-regulatory organization or Governmental Authority is pending or, to the Borrower’s knowledge, threatened in writing by or against the Borrower or ~~against~~any Permitted Subsidiary or any of ~~its~~their respective properties or revenues (1) with respect to this Agreement and each of the other Transaction Documents to which it is a party or the transaction contemplated hereby or thereby, or (2) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 3.7     Compliance. The Borrower ~~is~~and each Permitted Subsidiary are in compliance in all respects with all Requirements of Law (including, as applicable, the Investment Company Act) and the requirements of any Governmental Authority with respect thereto except where (i) noncompliance therewith could not reasonably be expected to have a Material Adverse Effect, or (ii) exemptive relief or no-action relief has been obtained therefrom and remains in effect.

Section 3.8     Ownership of Property; Liens; Compliance. The Borrower ~~has~~and each Permitted Subsidiary have good title to all of ~~its~~their respective property ~~or~~and assets, as applicable, except for such failures as could not reasonably be expected to have a Material Adverse Effect, and none of such property or assets is subject to any Lien (other than Permitted Liens). All of the Borrower’s and each Permitted Subsidiary’s properties and assets are in compliance with all Requirements of Law applicable to it, except where noncompliance could not reasonably be expected to have, in the aggregate, a Material Adverse Effect.

Section 3.9     Taxes. The Borrower is a RIC. To the extent that failure to do so could reasonably be expected to have a Material Adverse Effect, the Borrower has timely filed or caused to be filed all U.S. federal income Tax returns and all other material Tax returns that are due and required by law to be filed by it and has timely paid all U.S. federal income and all other material Taxes that are due except for any Taxes which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP.

Section 3.10  Regulations T, U and X. The Borrower’s use of the proceeds of any Loan will not violate any provision of Regulation T, Regulation U or Regulation X.

Section 3.11  ERISA. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower has not, since its incorporation, maintained, contributed to or had an obligation to contribute to, or otherwise has any liability with respect to any Employee Plans or Multiemployer Plans.

(b)           Assuming that the sources of the funds for the Loan do not constitute “plan assets” subject to ERISA, no Loan will constitute a “prohibited transaction” within the meaning of Section 406(a)(1)(B) of ERISA or Section 4975(c)(1)(B) of the Code for which an exemption is not available.

(c)           The Borrower’s underlying assets do not constitute “plan assets,” within the meaning of the U.S. Department of Labor Regulation at 29 C.F.R. § 2510.3-101, as modified in application by Section 3(42) of ERISA (“Plan Assets”).

Section 3.12  Ownership of Assets. The Borrower is the sole beneficial owner of all assets constituting the Collateral (subject to Permitted Liens). The Borrower has good and marketable title to all of its assets (subject to Permitted Liens), except where failure to have such title would not reasonably be expected to have a Material Adverse Effect.

Section 3.13  Security Interest. Upon the execution and delivery of the Security Documents, when the Commitment of the Lender is effective and when a financing statement identifying the Borrower as debtor has been filed with the Secretary of the Commonwealth of Massachusetts, the security interest in the Collateral created by the Security Agreement in favor of the Secured Party will constitute a valid and perfected Lien on such Collateral that is (except with respect to Permitted Liens) prior and superior in right to any other Person, enforceable as such against creditors of the Borrower except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 3.14  Non-Affiliation with Lender. To the Borrower’s knowledge, the Lender is not an “affiliated person”, or an affiliated person of an affiliated person, of the Borrower (within the meaning of Section 2(a)(3) of the Investment Company Act).

Section 3.15  Subsidiaries. The Borrower has no ~~subsidiaries~~Subsidiary other than the Permitted Subsidiaries.

Section 3.16  Disclosure. Neither the Public Filings nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Lender in connection with this Agreement and the other Transaction Documents to which the Borrower is a party or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the Closing Date, the Borrower has disclosed to the Lender in writing all facts which, to the best of the Borrower’s knowledge after due inquiry (to the extent the Borrower can now reasonably foresee), may give rise to the reasonable possibility of a Material Adverse Effect.

Section 3.17  Ranking. The debt arising under this Agreement and the Notes ranks at least pari passu in all respects with all of the Borrower’s other debt obligations (actual or contingent) other than those obligations which are entitled to priority under any Requirement of Law.

Section 3.18  No Immunity. None of the Borrower or any of its properties has any right of immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from set-off or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) under the laws of any jurisdiction.

Section 3.19  Indebtedness. (a) ~~The~~Neither the Borrower ~~does not have~~nor any Permitted Subsidiary has any Indebtedness other than Permitted Indebtedness. As of the Closing Date, the Borrower does not have outstanding any Preferred Stock.

(b)          The Borrower is not subject to any Requirement of Law (other than the Investment Company Act and Regulation X) which limits its ability to incur Indebtedness hereunder. The Borrower has not entered into any agreement with any Governmental Authority limiting its ability to incur Indebtedness hereunder.

Section 3.20  Name. Except as disclosed to the Secured Party pursuant to Section 7.11 (Change of Name, Corporate Structure, Chief Executive Office or Registered Office), the name set forth in the Preamble to this Agreement is the Borrower’s full legal name. The Borrower’s name prior to May 13, 2021 was Voya Prime Rate Trust, and the Borrower did not have any other name during and has not been changed within the past five (5) years.

Section 3.21  Anti-Money Laundering and Anti-Corruption. The Borrower has not knowingly received any assets in violation of the Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 3.22  Sanctions. Neither the Borrower, the Investment Adviser nor any Person directly or indirectly controlled by the Borrower~~,~~ (a) is a Sanctioned Entity; (b) is controlled by or is acting on behalf of a Sanctioned Entity; (c) to the Borrower’s knowledge is under investigation for an alleged breach of Sanction(s) by a Governmental Authority that enforces Sanctions; or (d) will fund any repayment of the obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause the Lender or any other party to this Agreement to be in breach of any Sanctions.

Section 3.23  Investment Adviser. The Investment Adviser is currently registered under the U.S. Investment Advisers Act of 1940 (as amended from time to time). The Investment Adviser is in compliance in all material respects with the terms of its investment advisory agreement with the Borrower.

Section 3.24  Solvency. The Borrower is Solvent as of the date of the making of this representation and will be Solvent immediately after the making of any Loans to it.

ARTICLE IV

CONDITIONS PRECEDENT TO COMMITMENT

The Commitment of the Lender hereunder is subject to the satisfaction of the following conditions precedent (unless otherwise waived in writing by the Lender):

Section 4.1     Transaction Documents. The Lender shall have received this Agreement, the Control Agreement, the Blocked Account Agreement, the Security Agreement and the Custody Agreement, each executed and delivered by a Responsible Officer of the Borrower.

Section 4.2     Financing Statements; Lien Searches. The Lender shall have received the results of a recent Uniform Commercial Code, tax and judgment lien search with respect to Borrower in Massachusetts, and such search shall reveal no Liens on any of the Collateral except for Permitted Liens or Liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Lender; and the Lender shall have filed a Uniform Commercial Code financing statement naming the Borrower as debtor and the Lender as Secured Party and otherwise reasonably acceptable to the Lender in the office of the Secretary of the Commonwealth of Massachusetts and received evidence satisfactory to it of such filing.

Section 4.3     Representations and Warranties. Each of the representations and warranties of the Borrower set forth in the Transaction Documents to which it is a party shall be true and correct on and as of the Closing Date or, as to any such representations or warranties that, by their terms, refer to a specific date other than the Closing Date, as of such specific date.

Section 4.4     No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing (i) on the Closing Date or (ii) immediately after giving effect to the consummation of the transactions contemplated hereby.

Section 4.5     Officer’s Certificate. The Lender shall have received a signed certificate from the Secretary or Assistant Secretary of the Borrower in form and substance satisfactory to the Lender and dated the Closing Date as to the incumbency of, and bearing specimen signatures of, the Responsible Officers who are authorized to execute and take actions under the Transaction Documents for and on behalf of the Borrower, and certifying and attaching copies of (i) the resolutions of the Borrower’s board of trustees authorizing the transactions contemplated hereby, (ii) the current governing documents as then in effect, (iii) the investment advisory agreement between the Borrower and the Investment Adviser as then in effect, along with any other investment management or sub-advisory agreements related to the management of the Borrower to which the Borrower or Investment Adviser is a party as then in effect and (iv) the Custody Agreement;

Section 4.6     Constituent Documents. The Lender shall have received a true and complete copy of the declaration of trust and bylaws of the Borrower, with all amendments, certified as of a recent date by the Secretary or Assistant Secretary of the Borrower.

Section 4.7     Certificate of Good Standing. The Lender shall have received a legal existence and good standing certificate for the Borrower from the Secretary of the Commonwealth of Massachusetts, dated as of a recent date.

Section 4.8     Certificate of Responsible Officer. The Lender shall have received a certificate from a Responsible Officer of the Borrower confirming compliance with the conditions precedent set out in Sections 4.3 (in all material respects) and 4.4 hereof and stating that the Borrower is Solvent.

Section 4.9     Legal Opinions. The Lender shall have received the executed legal opinions of Purrington Moody Weil LLP, New York counsel to the Borrower, Foley Hoag LLP, Massachusetts counsel to the Borrower and Schulte Roth & Zabel LLP, special counsel to the Borrower, each in form and substance reasonably satisfactory to the Lender and dated the Closing Date.

ARTICLE V

CONDITIONS PRECEDENT TO LOANS

The Lender’s obligation to make any Loan (other than a Converted Benchmark Loan) to the Borrower on a Disbursement Date is subject to the satisfaction of the following conditions precedent (unless otherwise waived in writing by the Lender):

Section 5.1     Representations and Warranties. Each of the representations and warranties of the Borrower set forth in the Transaction Documents to which it is a party shall be true and correct in all material respects on and as of such Disbursement Date, other than any such representations or warranties that, by their terms, refer to a specific date other than such Disbursement Date, in which case as of such specific date.

Section 5.2     No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing (i) on such Disbursement Date or (ii) immediately after giving effect to the relevant Loan.

Section 5.3     Compliance. After giving effect to the relevant Loan:

(a)          the Principal Outstanding Amount shall not exceed the Commitment Amount;

(b)          (i) the Aggregate Borrowing Percentage shall not exceed the Maximum Aggregate Borrowing Percentage and (ii) the Borrowing Base Ratio shall not be less than the Minimum Borrowing Base Ratio; and

(c)          the Borrower shall be in compliance with all applicable limitations on its Indebtedness under its Prospectus, its governing documents or the Investment Company Act (including, without limitation, Section 18(a)(1)(a) under the Investment Company Act, as amended by any rules adopted thereunder and after giving effect to any exemptive relief with respect thereto issued by the SEC that is applicable to the Borrower).

Section 5.4     No Material Adverse Effect. There has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.5     Loan Notice. The Lender shall have received a Loan Notice as set forth in Section 2.2(b) above.

Each Loan (other than a Converted Benchmark Loan) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Sections 5.1 and 5.2.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitment is outstanding hereunder or any Loan or other obligation hereunder or under the other Transaction Documents shall remain unpaid or unsatisfied, unless the Lender shall otherwise have given its prior written consent:

Section 6.1     Financial Statements and Reports. The Borrower will deliver, or cause to be delivered to the Lender:

(a)          as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, financial statements and a statement of assets and liabilities of the Borrower, including the Borrower’s portfolio of investments, as of the end of such fiscal year, and the related statements of operations and changes in net assets of the Borrower for such fiscal year, prepared in accordance with GAAP, consistently applied, accompanied by an audit report thereon issued by any independent public accountants of nationally recognized standing;

(b)          as soon as available and in any event within seventy-five (75) days after the end of the first semi-annual period of each fiscal year of the Borrower, financial statements and a statement of assets and liabilities of the Borrower, including the Borrower’s portfolio of investments, as of the end of such period, and the related statements of operations and changes in net assets of the Borrower of such period, prepared in accordance with GAAP, consistently applied, and certified (subject to the absence of footnotes and normal year-end adjustments) as fairly presenting the financial condition, and results of operations of the Borrower in accordance with GAAP consistently applied by a Responsible Officer of the Borrower or accompanied by an audit report thereon issued by any independent public accountants of nationally recognized standing;

(c)          (i) no later than five (5) Business Days after the end of each calendar month, a report of the net asset value of the Borrower as at the end of the immediately preceding calendar month, (ii) a report detailing characteristics of the Eligible Loans owned by the Borrower in substantially the form attached hereto as Exhibit H and (iii) no later than five (5) Business Days after the end of each calendar quarter, a certificate of the Borrower certifying as to compliance with requirements of the terms of this Agreement (including the financial covenants and limitations on Permitted Indebtedness set forth herein) in substantially the form attached hereto as Exhibit I;

(d)          promptly upon the filing thereof with the SEC, the mailing thereof to shareholders of the Borrower or (solely with respect to press releases) publication thereof, copies of all reports to shareholders, amendments and supplements to the Borrower’s registration statement (other than the exhibits thereto), press releases that make material modifications to the Borrower’s investment objectives, strategies or restrictions, non-routine proxy statements, financial statements and other materials of a financial or otherwise material nature (unless previously delivered pursuant to clause (a) or (b) above), in each case as they relate to the Borrower or any Permitted Subsidiary, as applicable;

(e)          promptly upon availability thereof, copies of any reports provided to the SEC regarding the Borrower’s non-compliance with the Borrower’s derivatives or VaR policies.

(f)           daily reports detailing (i) the assets in the Collateral Accounts and any cash balances and debit balances (including pending transactions), including transaction reports in respect thereof (ii) the principal amount of any outstanding advances made by the Custodian to the Borrower and (iii) such other information necessary to allow the Lender to monitor the assets in the Collateral Accounts and determine compliance with the financial covenants described in Section 6.4, Eligibility Criteria, Investment Guidelines and Portfolio Requirements, which, in each case, may be provided by granting the Lender read-only online access to such reporting provided by the Custodian;

(g)          promptly upon request, such additional financial and other information regarding the business of the Borrower, a Permitted Subsidiary or the Collateral as the Lender from time to time may reasonably request and which is reasonably accessible to the Borrower;

(h)          [Reserved];

(i)           promptly upon request by the Lender at any time, the Borrower will furnish to the Lender a statement in conformity with the requirements of Form FR U-1 referred to in Regulation U;

(j)           promptly following any request therefore, information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable Anti-Money Laundering Laws and Anti-Corruption Laws; provided that to the extent the information required by clauses (a), (b), (c)(i), and (d) of this Section 6.1, (except, with respect to clause (d) of this Section 6.1, such information relating to material modifications of the Borrower’s investment objectives, policies or restrictions), is then readily available (in printable format) under the Borrower’s name on EDGAR (i.e., the Electronic Data Gathering, Analysis and Retrieval System of the SEC) or at the Borrower’s website, Sabacef.com (or any successor website the address of which the Borrower shall have provided written notice thereof to the Lender), the Borrower shall be deemed to have delivered such information to the Lender.

Section 6.2     [Reserved].

Section 6.3     Maintenance of Insurance. The Borrower will maintain with financially sound and reputable insurance companies, policies with respect to its assets and property and business of the Borrower against at least such risks and contingencies (and with no greater risk retentions) and in at least such amounts as are required by the Investment Company Act.

Section 6.4     Financial Covenants. The Borrower will observe and comply with each of the following:

(a)          If at any time the Principal Outstanding Amount exceeds the Commitment Amount the Borrower, within three (3) Business Days of the earlier of becoming aware of or receipt of notice of such breach, shall prepay the Loans such that the Principal Outstanding Amount is equal to or less than the Commitment Amount; or

(b)          If at any time (i) the Aggregate Borrowing Percentage shall exceed the Maximum Aggregate Borrowing Percentage or (ii) the Borrowing Base Ratio shall be less than the Minimum Borrowing Base Ratio, the Borrower shall, within one (1) Business Day of the earlier of an officer of Borrower having actual knowledge of or receipt of notice of such breach, take such action as to cure such breach within three (3) Business Days.

Section 6.5     Conduct of Business and Maintenance of Existence; Compliance with Laws. (a) The Borrower will continue to engage in substantially the same business as conducted by the Borrower at the Closing Date, taken as a whole.

(b)          The Borrower will preserve, renew and keep in full force and effect its existence and good standing as a Massachusetts business trust and its rights, privileges and franchises necessary for the normal conduct of its business. The Borrower will maintain in full force and effect its registration as a, closed-end, management investment company under the Investment Company Act.

(c)          The Borrower will, and will cause each Permitted Subsidiary to, comply in all respects with all Requirements of Law (including, as applicable, the Investment Company Act) and the requirements of any Governmental Authority with respect thereto except where (i) non-compliance therewith would not reasonably be expected to have a Material Adverse Effect, or (ii) exemptive relief or no-action relief has been obtained therefrom and remains in effect.

Section 6.6     Security Documents. The Borrower will observe and perform every covenant and obligation imposed upon the Borrower when required, after giving effect to any applicable notice requirements or grace periods, in accordance with the Security Documents.

Section 6.7     Inspection of Assets; Books and Records; Discussions. The Borrower will, or will cause the Custodian (on the Borrower’s behalf) to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to Borrower’s business and activities in accordance with applicable Requirements of Law, including the Investment Company Act, and will, during normal business hours, with reasonable advance notice, permit representatives of the Lender to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants no more than once every calendar year, provided that, during the continuance of a Default or an Event of Default, the Borrower will permit representatives of the Lender to conduct such examinations at any time during normal business hours, with reasonable advance notice and as often as may be desired. The right of inspection described in this Section 6.7 shall not apply to any information regarding shareholders of the Borrower to the extent the Borrower is prohibited from providing such information by Regulation S-P, 17 CFR Part 248.

Section 6.8     Custody and Control. The Borrower will at all times cause all Eligible Assets of the Borrower that constitute Collateral to be (i) custodied with the Custodian and (ii) subject to the Custodian’s control and custody in accordance with a Custody Agreement, and the Control Agreement or the Blocked Account Agreement (as applicable); provided, that if such Eligible Asset is an Eligible Loan then concurrently with any request to register such Eligible Loan in the name of the Borrower, the Borrower shall (i) deliver instructions to all financial institutions, trustees, or any obligors related to such Eligible Loan requiring that any instrument evidencing such Eligible Loan be delivered to the Custodian and (ii) at all times cause all loan documents related to such Eligible Loan to be held at the Custodian.

Section 6.9     Taxes and Other Claims. The Borrower will continue to be treated as a RIC and will make sufficient distributions to qualify to be treated as a RIC. The Borrower will timely file or cause to be filed all U.S. federal income and all other material Tax returns that are due and required by law to be filed by it and will timely pay all U.S. federal income and all other material Taxes that are due and required by law to be paid by it except for any Taxes (i) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP or (ii) where the failure to pay or discharge such Taxes would not reasonably be expected to have a Material Adverse Effect.

Section 6.10  Further Acts. The Borrower will promptly execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Lender may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and each of the other Transaction Documents (including, without limitation, for the purposes of creating, maintaining, defending, perfecting or renewing the rights of the Lender with respect to the Collateral or any additions thereto or replacements or proceeds thereof or with respect to any other Collateral hereafter acquired) pursuant hereto or thereto, and enabling the Lender to exercise and enforce its rights under this Agreement or the other Transaction Documents to which the Borrower is a party, and giving effect to the provisions of this Agreement and the other Transaction Documents to which the Borrower is a party.

Section 6.11  Notices. The Borrower will promptly give notice to the Lender of:

(a)          any officer of the Borrower obtaining knowledge of the occurrence of any Default (including, without limitation, a breach of the Maximum Aggregate Borrowing Percentage or the Minimum Borrowing Base Ratio) or Event of Default; provided that, in any event, the Borrower shall provide such notice within three (3) Business Days of any officer of the Borrower obtaining knowledge of the occurrence of such Default or Event of Default; or

(b)          any officer of the Borrower obtaining knowledge of the Borrower’s non-compliance with its ERISA representations made in Section 3.11; or

(c)          the commencement of, or any material adverse development in, any litigation, investigation or proceeding against the Borrower or any Permitted Subsidiary that could reasonably be expected to have a Material Adverse Effect; provided that, in any event, the Borrower shall provide within five (5) Business Days of any officer of the Borrower obtaining knowledge of the occurrence of such commencement or development, notice thereof with a description thereof in reasonable detail; or

(d)          any officer of the Borrower obtaining knowledge that an asset held in the Collateral Accounts or otherwise pledged as Collateral no longer meets the requirements to be an Eligible Asset; or

(e)          any officer of the Borrower obtaining knowledge that the Lender is an “affiliated person”, or an affiliated person of an affiliated person, of the Borrower (within the meaning of Section 2(a)(3) of the Investment Company Act); or

(f)           any officer of the Borrower obtaining knowledge of any Lien or claim made or asserted against any of the Collateral (other than Permitted Liens); or

(g)          any amendment, modification or other alteration of its governing documents, registration statement or its investment advisory agreement to the same extent and at such time (or promptly thereafter) as it would be required to provide notice thereof to its investors; or

(h)          any material amendment, modification or waiver to the Custody Agreement; or

(i)           any officer of the Borrower obtaining knowledge of any assertion (whether written or oral) by a Governmental Authority that the Borrower is not or may not qualify as a RIC, or

(j)           any officer of the Borrower obtaining knowledge of the occurrence of any event having a Material Adverse Effect; or

(k)          the implementation by the Borrower pursuant to its policies and procedures of the requirements of Rule 18f-4 of the Investment Company Act.

Except as otherwise provided herein, each notice pursuant to this Section 6.11 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower, directly or indirectly, proposes to take with respect thereto, as applicable.

Section 6.12  Compliance with Investment Policies and Restrictions. The Borrower will, and will cause each Permitted Subsidiary to, comply in all material respects with all of the terms and conditions of ~~its~~the Borrower’s investment policies and restrictions set forth therein in its governing documents and its Prospectus.

Section 6.13  Use of Proceeds. The proceeds of each Loan made under this Agreement will be used by the Borrower in a manner that complies with all Requirements of Law, including for the refinancing of existing Indebtedness of the Borrower, making new portfolio investments, leverage and for general corporate purposes. The Borrower agrees to respond promptly to any reasonable requests for information related to its use of Loan proceeds to the extent required by the Lender in connection with the Lender’s determination of its compliance with the Board of Governor’s Regulation W (12 C.F.R. Part 223). The Borrower shall not to its actual knowledge use the proceeds of any Loan hereunder to purchase any asset or securities from the Lender’s non-bank “affiliates” (as such term is defined in 12 C.F.R. Part 223). In connection with each Loan Notice hereunder, the Borrower shall be deemed to have represented and warranted to the Lender on such Disbursement Date that, to its actual knowledge, as of the date of the requested Loan, the proceeds of such Loan will not be used by the Borrower to, directly or indirectly, either (x) purchase any asset or securities from the Lender’s “affiliate” (as such term is defined in 12 C.F.R. Part 223) or (y) invest in any fund sponsored by the Lender or Affiliate thereof.

Section 6.14  Internet Passwords. The Borrower will provide or cause the Custodian to provide to the Lender, as soon as practicable, the relevant passwords for the purposes of enabling Lender to have “read-only” internet access to the Collateral Accounts through any online service provided by the Custodian.

Section 6.15  Status of Borrower. The Borrower shall at all times qualify as a RIC.

Section 6.16  Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower, the Investment Adviser and each Person directly or indirectly controlled by the Borrower shall, (a) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws; (b) directly or indirectly, maintain policies and procedures reasonably designed to ensure compliance with all applicable laws regarding Sanctions and export controls administered and enforced by OFAC, Anti-Money Laundering Laws and Anti-Corruption Laws (including, without limitation, those promulgated by or under the Patriot Act and the U.S. Bank Secrecy Act of 1970) in all material respects; and (c) ensure it does not use any of the Loans in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 6.17  Compliance with Sanctions. Neither the Borrower, the Investment Adviser and nor any Person directly or indirectly controlled by the Borrower, shall use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any ~~subsidiary~~Subsidiary, joint venture partner, or other Person (a) to fund any activities or business of or with a Sanctioned Entity, or (b) in any manner that would be prohibited by Sanctions or would otherwise cause a Lender to be in breach of any Sanctions. The Borrower shall comply with all applicable Sanctions in all material respects, and shall, directly or indirectly, maintain policies and procedures reasonably designed to ensure compliance with Sanctions.

ARTICLE VII

NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitment is outstanding hereunder or any Loan or other obligation hereunder or under the other Transaction Documents shall remain unpaid or unsatisfied, without the prior written consent of the Lender:

Section 7.1     Indebtedness. The Borrower will not, and will procure that each Permitted Subsidiary will not, directly or indirectly, create, incur, assume, or otherwise become liable with respect to any Indebtedness, except for (a) with respect to the Borrower, (i) Indebtedness under this Agreement and the other Transaction Documents, (ii) obligations of the Borrower with respect to management, shareholder servicing and any fees owing to the Investment Adviser, (iii) Indebtedness incurred by the Borrower in the ordinary course of business in favor of the Custodian in connection of the settlement of purchases or sales of portfolio investments within the Collateral Accounts and (iv) Permitted Derivative Transactions and (b) with respect to each Permitted Subsidiary, Indebtedness incurred in connection with Permitted Subsidiary Transactions (collectively, “Permitted Indebtedness”).

Section 7.2     Investment Policies; Fiscal Year. The Borrower will not (i) amend, modify or otherwise alter its investment policies or otherwise amend its governing documents or Prospectus after the Closing Date in each case in a manner that would require shareholder approval or that could reasonably be expected to have a Material Adverse Effect, in each case without the Lender’s prior written consent (such consent not to be unreasonably withheld or delayed); or (ii) change the fiscal year of the Borrower without having provided thirty (30) days’ prior written notice of such changes to the Lender.

Section 7.3     Accounting Changes. The Borrower will not change any of its accounting policies or principles in any material respect without the Lender’s prior written consent (such consent not to be unreasonably withheld or delayed).

Section 7.4     Non-Affiliation with Lender. The Borrower will not at any time knowingly become an Affiliate of the Lender or any Affiliate of the Lender known to the Borrower.

Section 7.5     No Subsidiary. The Borrower will not at any time have any ~~subsidiary.~~Subsidiary other than a Permitted Subsidiary

Section 7.6     Burdensome Agreements. The Borrower will not directly or indirectly, enter into any Contractual Obligations (other than this Agreement and other Transaction Documents) that limit the ability of the Borrower to create, incur, assume or suffer to exist Liens on the Collateral in favor of the Lender as required under the Transaction Documents.

Section 7.7     Merger, Consolidation, or Sale of Assets. The Borrower will not consolidate or merge with or into any other Person, nor will the Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (in each case, whether in one transaction or a series of related transactions) with the Lender’s prior written consent, except that the Borrower may sell its assets in the ordinary course of business as described in its Public Filings.

Section 7.8     Security Interest. From and after the Closing Date, except with respect to actions taken at the direction of the Lender, the Borrower will not: (a) permit (to the extent within the Borrower’s control) or take any action that would permit the validity or effectiveness of the Security Agreement or the grant of Liens in favor of the Secured Party thereunder to be impaired, or permit the Liens created thereunder to be amended, subordinated, impaired, terminated or discharged, except as may be permitted hereby or thereby; (b) take any action that would permit any Lien (other than Permitted Liens) to be created on the Collateral; or (c) take any action that would permit the Lien created under the Security Agreement not to constitute a valid and (except with respect to Permitted Liens) first priority security interest in the Collateral.

Section 7.9     Custodian Changes. The Borrower will not change the Custodian, unless (i) the replacement Custodian shall have executed and delivered counterparts of a control agreement reasonably acceptable in form and substance to the Lender and (ii) either (A) the replacement Custodian (i) as part of its recognized business, custodies the assets of funds registered under the Investment Company Act, (ii) has a rating for its long-term senior unsecured debt equal to or higher than A- by S&P or A3 by Moody’s, and (iii) is on the Lender’s list of approved custodians at the time of the replacement of the Custodian (which list shall be provided to the Borrower upon written request and which may be updated at the Lender’s sole discretion from time to time) or (B) the Lender shall have provided, at its sole discretion, its prior consent.

Section 7.10  ERISA. The Borrower will not have any liability in respect of any Employee Plan or Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect. The Borrower’s underlying assets will not constitute Plan Assets.

Section 7.11  Change of Name, Corporate Structure or Chief Executive or Registered Office. The Borrower will not change its name or its jurisdiction of formation unless (x) the Borrower shall have given the Lender not less than thirty (30) days’ prior notice thereof and (y) promptly in connection therewith, all filings have been made under the Uniform Commercial Code, changes to the titling and descriptions of the Collateral Accounts in the Transaction Documents and on the Custodian’s books and records or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

Section 7.12 Custody Agreement. The Borrower will not (i) amend or waive any term of the Custody Agreement which could reasonably be expected to have a material adverse effect on the Collateral or on the Lender’s rights in respect thereof or (ii) terminate, or allow the termination of, the Custody Agreement.

Section 7.13  Regulations T, U and X. The Borrower shall not use the proceeds of any Loan for purposes which would violate any provision of Regulation T, Regulation U or Regulation X.

Section 7.14  Accounts. The Borrower will not deposit or credit any Collateral to any bank, deposit or securities account or any other similar accounts other than the Collateral Accounts. In the event an obligor of any asset comprising the Collateral pays proceeds of such asset to an account other than the Collateral Accounts, the Borrower shall promptly cause such proceeds to be transferred to the Collateral Accounts and shall use commercially reasonable efforts to cause such obligor to pay any further proceeds in respect of such asset to the Collateral Accounts.

ARTICLE VIII

EVENTS OF DEFAULT

If any of the following events (each, an “Event of Default”) shall occur and be continuing with respect to the Borrower:

(a)          the Borrower fails to pay (i) any principal of any Loan when the same shall be due and payable in accordance with the terms hereof, unless the Borrower satisfies the Lender that non-payment is due solely to administrative error (whether by the Borrower or a bank involved in wiring the funds to the Lender) and the payment of such amount is made by the Borrower within one (1) Business Day of the earlier of (x) the Borrower’s receipt of written notice of such failure or (y) a Responsible Officer of the Borrower having actual knowledge of such failure, or (ii) any interest on the principal amount of any Loan, or any fee or other amount payable under the Transaction Documents, in each case under this clause (ii) within three (3) Business Days after the earlier of (x) the Borrower’s receipt of written notice of such failure or (y) a Responsible Officer of the Borrower having actual knowledge of such failure; or

(b)          any representation or warranty made or deemed made by the Borrower under this Agreement or any other Transaction Document to which it is a party or which is contained in any certificate, document or financial or other statement (other than financial statements, projections, forward-looking information, general economic data, industry information or information relating to third parties) furnished by or on behalf of the Borrower at any time under or in connection with this Agreement or any other Transaction Document proves to have been incorrect in any material respect when made; or

(c)          the Borrower shall fail to perform or observe in any respect any of the covenants set forth in Section 6.1, and such failure continues unremedied, in the case of a breach of the covenant set forth in Section 6.1(f), for one (1) Business Day after written notice thereof shall have been given to the Borrower by the Lender, and in the case of a breach of any other covenant set forth in Section 6.1, for two (2) Business Days after written notice thereof shall have been given to the Borrower by the Lender;

(d)          the Borrower shall fail to perform or observe in any respect any of the covenants set forth in Article VI (Affirmative Covenants) (other than Sections 6.1, 6.7 and 6.10) or Article VII (Negative Covenants) herein or Section 6.1 of the Security Agreement, and such default continues unremedied beyond the applicable cure period, if any, specified in such covenant; or

(e)          the Collateral shall fail to satisfy any of the Portfolio Requirements and such default continues unremedied for a period of three (3) Business Days after written notice thereof shall have been given to the Borrower by the Lender; or

(f)          the Borrower defaults in the observance or performance of any of the Financial Covenants and such default is not cured within any cure period set forth in Section 6.4(b) for such Financial Covenant; or

(g)          the Borrower defaults in the observance or performance of any covenant or agreement set forth in any Transaction Document not specified elsewhere in this Article VIII and, if reasonably capable of being cured, such default continues unremedied for ten (10) Business Days after the earlier of the date on which (i) any Responsible Officer of the Borrower has actual knowledge of such failure or (ii) written notice thereof shall have been given to the Borrower by the Lender; or

(h)          this Agreement or any other Transaction Document ceases to be valid and binding on or enforceable in any material respect against the Borrower other than (i) as a result of any action taken or omitted to be taken by the Lender (ii) as expressly permitted hereunder or thereunder or (iii) after satisfaction in full of all of Borrower’s obligations hereunder and thereunder, or the Borrower or Investment Adviser in writing disaffirms, disclaims, repudiates or rejects, in whole or in part, this Agreement, any other Transaction Document or any obligation thereunder; or

(i)           any default, event of default or other similar event or condition shall occur in respect of Borrower under any agreement governing any Indebtedness of Borrower which results in the acceleration of the maturity of any Indebtedness of the Borrower in an aggregate principal amount equal to or in excess of 3% of the Borrower’s then-current net asset value before its stated maturity; or

(j)           there is entered against the Borrower (i) a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding an amount equal to or in excess of 3% of the Borrower’s then-current net asset value (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage), or (ii) a non-monetary final judgment or order that, either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(k)          the Borrower, Investment Adviser (unless replaced in accordance with this Agreement), or Custodian (unless all obligations are repaid within three (3) Business Days) (1) is dissolved; (2) becomes insolvent or is unable to pay its debts or fails or admits in writing by a Responsible Officer its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause 4(A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within forty-five (45) days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation; (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within forty-five (45) days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(l)           the investment advisory agreement with the Investment Adviser which is in effect on the date hereof relating to the Borrower terminates, unless replaced with an investment advisory agreement with a Control Affiliate of the Investment Adviser, or (ii) the Investment Adviser ceases to serve as the investment adviser with respect to the Borrower, unless the successor thereto is a Control Affiliate of the Investment Adviser; or

(m)         the Custodian ceases to serve as the custodian for the Borrower’s assets and is not immediately replaced with a successor custodian in accordance with Section 7.9; or

(n)          the Lien created pursuant to the Security Agreement shall at any time fail or cease for any reason to constitute a valid, perfected and (subject to Permitted Liens) first priority Lien on any portion of the Collateral purported to be subject thereto, securing the obligations purported to be secured thereby, or the Borrower shall so assert in writing; in each case, absent the acts or omissions of the Lender.

then, and in any such event, (i) if such event is an Event of Default specified in clause (k) with respect to the Borrower, the Commitment shall automatically be terminated forthwith and the Principal Outstanding Amount (with accrued interest thereon), the full unpaid amount of the Unused Commitment Fee and all other amounts owing under this Agreement and the Notes (if any) shall become due and payable immediately and (ii) if such event is any other Event of Default, the Lender may, by notice to the Borrower, declare the Commitment terminated forthwith and the Principal Outstanding Amounts (with accrued interest thereon), the full accrued and unpaid amount of the Unused Commitment Fee and all other accrued fees and amounts owing by the Borrower under this Agreement and any other Transaction Document to be due and payable, whereupon the same shall immediately become due and payable. Except as expressly provided in this Article VIII, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

ARTICLE IX

MISCELLANEOUS

Section 9.1     Amendments and Waivers. Neither this Agreement nor any Notes nor any terms hereof or thereof may be amended, supplemented, modified or waived except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender. In the case of any waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Section 9.2     Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by fax transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (1) in the case of delivery by courier, when delivered or (2) in the case of delivery by fax, when sent and receipt has been confirmed, addressed as follows:

If to the Borrower, to it at:

Saba Capital Management, LP
405 Lexington Avenue, 58th Floor
New York, NY 10174

Attention: Michael LaCorte

Email: operations@sabacapital.com; Michael.lacorte@sabacapital.com with a copy of notices of default to:

Saba Capital Management, LP
405 Lexington Avenue, 58th Floor
New York, NY 10174

Attention: Michael D’Angelo

Email: Michael.dangelo@sabacapital.com;
legal_compliance@sabacapital.com

If to the Lender, to it at:

The Toronto-Dominion Bank
c/o TD Securities (USA) LLC
31 West 52nd Street, 20th Floor
New York, NY 10019

Attention of: Managing Director, Global Counterparty Credit
E-Mail Address: TDUSA-FundFinancing@tdsecurities.com;

TDSINotices@tdsecurities.com; TDPS-FundFinancing@tdsecurities.com;
CMRM-40ACT@tdsecurities.com

with a copy to:

The Toronto-Dominion Bank
c/o TD Securities (USA) LLC
Attention of: Mark Quaglia
31 West 52nd Street, 9th Floor
New York, NY 10019

E-Mail Address: Mark.Quaglia@tdsecurities.com

provided that any notice, request or demand to or upon the Lender pursuant to Section 2.2 or Section 2.4 shall not be effective until received. Any party may from time to time change its address for notices by delivering notice to the other party hereto in the manner provided in this Section 9.2.

Section 9.3     No Waiver; Cumulative Remedies. (a) No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

(b)          No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

(c)          The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4     Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the funding of any Loans hereunder.

Section 9.5     Payment of Expenses; Indemnity. The Borrower agrees:

(a)          to pay or reimburse the Lender for all reasonable and documented costs and expenses (including reasonably and invoiced fees, charges and disbursements of external legal counsel) incurred in connection with (i) the preparation, negotiation and administration of this Agreement and any other Transaction Document and (ii) any amendments, modifications or waivers of the provisions hereof or thereof;

(b)          to pay or reimburse the Lender and its Affiliates and their respective officers, directors, employees, and agents (collectively, the “Indemnitees”) for all reasonable and documented costs and expenses (including reasonable and invoiced fees, charges and disbursements of external legal counsel) incurred in connection with (i) the enforcement or preservation by the Lender (including, without limitation, voluntary or involuntary debt reschedulings, forbearances and waivers) of any of its rights under this Agreement and the other Transaction Documents and (ii) the exercise of its rights under the Security Agreement against the Borrower or in respect of the Collateral including, without limitation, all expenses of retaking, holding, redeeming, preparing for sale, selling or enforcing any Collateral; and

(c)          to pay, indemnify and hold the Indemnitees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement and any other Transaction Document (subject to any applicable limitation in Section 9.5(a) above), any violation or noncompliance by the Borrower with or liability under any Requirement of Law or any orders, requirements or demands of any Governmental Authority related thereto or any action taken or omitted to be taken by the Lender with respect to any of the foregoing; in each case, arising out of or relating to this Agreement and any other Transaction Document (including any use of the proceeds of any Loan) (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to the Indemnitees with respect to Indemnified Liabilities that a court of competent jurisdiction by final and non-appealable judgment determines to have resulted from the gross negligence or willful misconduct of any Indemnitee.

Any amount due under this Section 9.5 shall be payable within thirty (30) days after receipt by the Borrower of a reasonably detailed written demand therefor. This Section 9.5 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The agreements in this Section 9.5 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 9.6     Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower and Lender may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party (and any attempted assignment or transfer by the Borrower or Lender without such consent shall be null and void). Notwithstanding the foregoing, Lender may assign, pledge, transfer or participate its rights hereunder to any Federal Reserve Bank or assign or participate its rights hereunder to any other person or entity, provided, however, that (i) no assignment, pledge, transfer or participation to a Federal Reserve Bank shall release the Lender from its obligations hereunder, (ii) an assignment, pledge or transfer to another person or entity shall require the Borrower’s prior written consent so long as no Event of Default has occurred and is continuing, (iii) no person or entity taking a participation interest in the Borrower’s obligations hereunder, without the consent of the Borrower (not to be unreasonably withheld), shall have any rights with respect to such participation other than the right to vote on changes in interest, fees, Commitment Amount, principal payments and any advance rate described herein, and the rights specified in Section 9.6(c) and (iv) in connection with any participation, Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder.

(b)          The Toronto-Dominion Bank, New York Branch or its designee, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of the Lender, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, the Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)          The Borrower agrees that each participant of any rights hereunder shall be entitled to the benefits of Sections 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(f) (it being understood that the documentation required under Section 2.13(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant shall not be entitled to receive any greater payment under Sections 2.12 and 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in applicable law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender.

(d)          If the Lender sells a participation of any rights hereunder, the Lender shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Transaction Documents (the “Participant Register”); provided that the Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 9.7     Set-Off; Authorization to Debit from Accounts. (a) In addition to any rights and remedies of the Lender provided by law, during the continuance of an Event of Default in accordance with the terms hereof, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply any amount due and payable by the Borrower hereunder or under the Notes (if any) (whether at the stated maturity, by acceleration or otherwise) against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, Indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided that failure to give such notice shall not affect the validity of such set-off and application.

(b)          In addition to any rights and remedies of the Lender provided by law, during the continuance of an Event of Default, the Lender shall have the right, without prior notice to the Borrower, any such notice hereby being expressly waived by the Borrower, to debit at any time (regardless of the availability of funds) all amounts due and payable by the Borrower under this Agreement from any account (in any currency) the Borrower maintains with the Lender or any branch or agency thereof; provided that any such debit (or, as the case may be, overdrawing) of any such account shall not constitute a novation or amendment of the obligations of the Borrower under this Agreement nor prejudice any other rights or remedies of the Lender.

Section 9.8     Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

Section 9.9     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.10  Integration. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower or the Lender relative to the subject matter hereof not expressly set forth or referred to herein.

Section 9.11  Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.12  Submission to Jurisdiction; Waivers. Each of the Borrower and the Lender hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law or shall limit the right to sue in any other jurisdiction;

(d)          agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(e)          waives, to the maximum extent not prohibited by applicable law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.12 any special, exemplary, punitive or consequential damages; and

(f)          to the extent that it has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from the jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and the other Transaction Documents to which it is a party.

Section 9.13  Judgment Currency. The obligations of the Borrower hereunder and in respect of the Notes due to the Lender, if any, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the Judgment Currency, such party or such holder (as the case may be) may in a commercially reasonable manner purchase Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party or such holder (as the case may be) against such loss promptly upon receipt of a reasonably detailed written demand therefore, provided that the Borrower shall have no obligation hereunder with respect to the gross negligence or willful misconduct of such party or holder (as the case may be). If the amount of Dollars so purchased exceeds the sum originally due to such party or such holder (as the case may be), such party or such holder (as the case may be), agrees to remit such excess to the Borrower.

Section 9.14  Acknowledgements. The Borrower hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Transaction Documents to which it is a party;

(b)          the Lender has no fiduciary relationship to the Borrower, and the relationship established pursuant to the Transaction Documents between the Lender, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor; and

(c)          no joint venture or joint transaction exists between the Borrower and the Lender.

Section 9.15  Waivers of Jury Trial. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.16  Confidentiality. Each party hereto expects to disclose (whether directly or through its agents) to each other party Confidential Information in connection with the transaction contemplated by the Transaction Documents. Each party hereto agrees to prevent disclosure and maintain the confidentiality of all such Confidential Information; provided that, disclosure of Confidential Information (a) on a confidential basis to its affiliates in connection with the performance of the transaction contemplated by the Transaction Documents, (b) on a confidential basis to a party’s or its affiliate’s professional representatives and/or advisors, (c) that is otherwise legally required to be disclosed (provided that such party shall, where reasonably practicable and legally permissible, give prior written notice of such disclosure to the extent lawfully permitted to do so) or (d) that is requested by a regulatory, self-regulatory or supervisory authority, shall be permitted. Each party hereto agrees to appropriately instruct employees and others who may be accorded access to such information by it and shall not use the same for any purpose other than in connection with the transaction contemplated by the Transaction Documents.

Confidential Information shall not include any information that (a) is or becomes publicly available through no act or omission of the recipient, (b) is publicly disclosed by its proprietor, (c) is otherwise lawfully obtained from third parties (who are not acting as agents of the recipient) and who are not known after reasonable inquiry to lack authority to possess and disclose the same, (d) is independently developed by the recipient in a manner that can be shown not to have used the information received, (e) is known by the recipient on the Closing Date other than by reason of discussions with or disclosures by the parties to this Agreement in negotiating this Agreement, subject to the proviso in subclause (f) below, or (f) is or becomes known as a result of another transaction between the parties hereto, but information referred to in this subclause (f) shall be subject to any limitations imposed on its use and disclosure by that transaction.

Section 9.17  Conflicts Disclosure. The Borrower acknowledges and agrees that the Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or an Affiliate thereof as if it were not a Lender hereunder. The Borrower further acknowledges and agrees that the Lender and its affiliates may have interests with respect to, provide services to and/or enter into transactions with the obligors of the assets constituting Collateral and that in performing their obligations or exercising their rights with respect to such assets and obligors, and in taking actions or making any decisions as an investor, service provider, creditor, trading counterparty or similar role to such an obligor, the Lender and its Affiliates may have interests that conflict with those of the Borrower and may take actions that could adversely affect the Borrower’s interests in the Collateral. For the avoidance of doubt, the Borrower acknowledges and agrees that the Lender and its Affiliates shall be under no obligation to take into account the Borrower’s interests as an investor in such assets or as a borrower or pledgor under the Transaction Documents.

Section 9.18  Anti-Money Laundering. The Borrower hereby acknowledges and agrees that: (i) to help the government fight the funding of terrorism and money laundering activities, federal law requires The Toronto-Dominion Bank, New York Branch to obtain, verify and record information that identifies the Borrower. The Borrower shall promptly provide its name, address, tax identification number, date of birth (as applicable) and other information, including certain identifying documents, requested by the Lender which will allow the Lender to identify the Borrower and (ii) the Borrower will promptly provide any authorizations necessary for the Lender to obtain or verify certain information about the Borrower, in connection with clause (i) of this Section 9.18, from third parties. Any failure to fully comply with, or consent to, such requirements may lead to failure to establish, or the termination of this Agreement.

Section 9.19  Limitation on Liability. The Borrower’s declaration of trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement and the other Transaction Documents to which the Borrower is a party are executed on behalf of the Borrower by the Borrower’s officers as officers and not individually and the obligations imposed upon the Borrower by this Agreement or by any other Transaction Document to which the Borrower is a party or other statements delivered in connection therewith are not binding upon any of the Borrower’s trustees, officers, directors, shareholders, beneficiaries or other equity holders individually but are binding only upon the assets and property of the Borrower.

Section 9.20  Acknowledgement Regarding Any Supported QFCs.

To the extent any of the Transaction Documents are a QFC (such Transaction Documents, the “QFC Transaction Documents”), or provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such QFC Transaction Documents, Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)          Recognition of U.S. Special Resolution Regimes. In the event that a Covered Entity that is party to a QFC Transaction Document or a Supported QFC (as applicable) (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such QFC Transaction Document and/or Supported QFC and the benefit of such QFC Credit Support (as applicable) (and any interest and obligation in or under such QFC Transaction Documents or Supported QFC and such QFC Credit Support (as applicable), and any rights in property securing such QFC Transaction Document, Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the QFC Transaction Document and/or Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such QFC Transaction Document, Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the QFC Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to the Lender, to the extent that it defaulted on its obligations hereunder, shall in no event affect the rights of any Covered Party with respect to a QFC Transaction Document, Supported QFC or any QFC Credit Support (as applicable).

(b)          Definitions. As used in this Section 9.20, the following terms have the following meanings:

(i)          “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)         “Covered Entity” means any of the following:

(1)          a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2)          a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3)          a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(4)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(5)          “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Borrower:

SABA CAPITAL INCOME & OPPORTUNITIES FUND

By:
Name:
Title:

Lender:

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:
Name:
Title:

EXHIBIT A

FORM OF LOAN NOTICE

[Borrower Letterhead]

[DATE]

The Toronto-Dominion Bank, New York Branch
c/o TD Securities (USA) LLC

31 West 52nd Street, 20th Floor
New York, NY 10019

Attention of: Managing Director, Global Counterparty Credit

E-Mail Address: TDUSA-FundFinancing@tdsecurities.com; TDSINotices@tdsecurities.com; TDPS-FundFinancing@tdsecurities.com; CMRM-40ACT@tdsecurities.com with a copy to:

The Toronto-Dominion Bank
c/o TD Securities (USA) LLC
Attention of: Mark Quaglia
31 West 52nd Street, 9th Floor
New York, NY 10019

E-Mail Address: Mark.Quaglia@tdsecurities.com

LOAN NOTICE

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of July 20, 2021 (as amended, the “Credit Agreement”), between SABA CAPITAL INCOME & OPPORTUNITIES FUND (the “Borrower”) and The Toronto-Dominion Bank, New York Branch (the “Lender”). Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Credit Agreement.

Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby requests a Loan as follows:

(i)	The Available Commitment as of the date hereof is USD [●].

(ii)	The Borrowing Base Ratio as of the date hereof is [●].

(iii)	The Aggregate Borrowing Percentage as of the date hereof is [●].

(iv)	The Loan Principal Amount requested hereby is USD [●].

 Exh. A-1-1

(v)	The Disbursement Date for the Loan requested hereby is [●], which is a Business Day.

(vi)	The Loan is a [Benchmark Loan] [Same Day Loan].

(vii)	If the Loan is a Same Day Loan the Loan Conversion Date (on which the Same Day Loan will automatically convert to a Benchmark Loan) of the Loan is three (3) Business Days following the Disbursement Date on which the Same Day Loan was initially made.

(viii)	The Principal Outstanding Amount before giving effect to the Loan requested hereby is USD [●], and the Principal Outstanding Amount after giving effect to the Loan requested hereby would be USD [●].

(ix)	After giving effect to the Loan requested hereby, the Aggregate Borrowing Percentage will not exceed the Maximum Aggregate Borrowing Percentage and (ii) the Borrowing Base Ratio will not be less than the Minimum Borrowing Base Ratio.

(x)	The undersigned hereby certifies to the Lender that (a) each of the representations and warranties of the Borrower set forth in the Transaction Documents to which it is a party will be true and correct in all material respects on the Disbursement Date, other than any such representations or warranties that, by their terms, refer to a specific date other than such Disbursement Date, in which case as of such specific date, (b) no Default or Event of Default will occur and be continuing (x) on such Disbursement Date or (y) immediately after giving effect to the Loan and (c) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

(xi)	Wiring instructions in respect of the Loan requested hereby are as follows:

The Bank of New York Mellon
ABA #	021000018
DDA#	8900487623
Fund Name:	Saba Capital Inc and Opp Fd
Ref	9923288400

 Exh. A-1-2

SABA CAPITAL INCOME & OPPORTUNITIES FUND

By:
Name:
Title:
Tel:

 Exh. A-1-3

EXHIBIT B

FORM OF PROMISSORY NOTE

Maximum Principal Outstanding Amount: USD 125,000,000, as may be reduced pursuant to the Credit Agreement (as defined below)

New York, New York, [DATE]

FOR VALUE RECEIVED, Saba Capital Income & Opportunities Fund, a Massachusetts business trust, (the “Borrower”), promises to pay to The Toronto-Dominion Bank, New York Branch (the “Lender”) (i) the Principal Outstanding Amount plus (ii) accrued interest thereon at the rates provided in the Credit Agreement, in immediately available funds at the designated office of the Lender, in the amounts and on the dates set forth in the Credit Agreement (as defined below). The accrued interest on the Note shall be payable together with the principal on the Note at such times and on such terms as provided in this Note and the Credit Agreement.

The Lender shall, and is hereby authorized to, record the date and amount of each Loan and the date and amount of each principal repayment hereunder on the Schedule of Loans and Principal Repayments annexed hereto and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Note is a promissory note (a “Note”) issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of July 20, 2021 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings given thereto in the Credit Agreement) by and among the Borrower and the Lender, to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

This Note is executed on behalf of the Borrower by the Borrower’s officers as officers and not individually and the obligations imposed upon the Borrower by this Note is not binding upon any of the Borrower’s trustees, officers, directors, shareholders, beneficiaries or other equity holders individually but are binding only upon the assets and property of the Borrower.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exh. B-1

SABA CAPITAL INCOME & OPPORTUNITIES FUND

By:
Name:
Title:

Exh. B-2

ANNEX

Schedule of Loans and Principal Repayments

Date of Loan or Repayment	Amount

USD_________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

USD _________________

Exh. B-3

EXHIBIT C-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 20, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Saba Capital Income & Opportunities Fund, a Massachusetts business trust, (the “Borrower”); and The Toronto-Dominion Bank, New York Branch (the “Lender”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

SABA CAPITAL INCOME & OPPORTUNITIES FUND

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. C-1-1

EXHIBIT C-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 20, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Saba Capital Income & Opportunities Fund, a Massachusetts business trust, (the “Borrower”); and The Toronto-Dominion Bank, New York Branch (the “Lender”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. C-2-1

EXHIBIT C-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 20, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Saba Capital Income & Opportunities Fund, a Massachusetts business trust, (the “Borrower”); and The Toronto-Dominion Bank, New York Branch (the “Lender”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W -8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W -8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. C-3-1

EXHIBIT C-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement dated as of July 20, 2021 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between Saba Capital Income & Opportunities Fund, a Massachusetts business trust, (the “Borrower”); and The Toronto-Dominion Bank, New York Branch (the “Lender”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Pursuant to the provisions of Section 2.13 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Transaction Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W -8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W -8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

THE TORONTO-DOMINION BANK, NEW YORK BRANCH

By:
Name:
Title:

Date: ________ __, 20[ ]

Exh. C-4-1

EXHIBIT D

(FORM OF CONTROL AGREEMENT)

D-1

EXHIBIT E

(FORM OF BLOCKED ACCOUNT AGREEMENT)

E-1

EXHIBIT F

(FORM OF SECURITY AGREEMENT)

F-1

EXHIBIT G

INVESTMENT GUIDELINES & PORTFOLIO REQUIREMENTS

1	Investment Guidelines

As of any day of determination, the Lender shall first determine which assets fail to qualify as Eligible Assets hereunder. Following the determination of the pool of Eligible Assets on such day, the Lender shall use the aggregate Value of all Eligible Assets (as adjusted for any haircuts) on such day to measure compliance with each investment guideline below. The resulting haircuts for each test below shall be aggregated and subtracted from each asset that failed to comply with the relevant guideline to determine the Adjusted Eligible Asset Value. For the avoidance of doubt, the Lender shall start with the Value of the Eligible Assets when determining compliance with the investment guidelines, and after the application of the first haircut, the Lender shall use the Adjusted Eligible Asset Value when determining compliance with the subsequent investment guidelines. The Adjusted Eligible Asset Value will be used to determine the Asset Advance Amount.

(i) Single Issuer Concentration Limit. No more than 9% of the aggregate Value of the Eligible Assets shall consist of obligations of a single obligor; provided that Cash and Cash Equivalents shall not be subject to such limit. Any amount in excess of such limit shall be assigned a value of zero in determining the aggregate Value of the Eligible Assets.

(ii)  Maximum Issuance Concentration Limit. The Borrower’s investment in any series of any bond or loan issuance shall not consist of more than 10% of the lesser of (i) the notional amount of such bond or loan issuance and (ii) the outstanding amount of such bond or loan issuance. Any amount in excess of such limit shall be assigned a value of zero in determining the aggregate Value of the Eligible Assets.

(iii) BICs Industry Group Concentration Limit. No more than 20% of the aggregate Value of the Eligible Assets (excluding any Eligible Asset that is a Closed-End Fund) shall consist of obligations of or interests in obligors from the same industry group, as determined by the Lender by reference to the Bloomberg industry group classifications set forth on Bloomberg page “Bloomberg Industry Group Classification Systems” (“BICs Industry Group”). Any amounts in excess of such limits shall be assigned a Value of zero in determining the aggregate Value of the Eligible Assets.

(iv) Geographic Concentration Limit. Up to 100% of the aggregate Value of the Eligible Assets may consist of obligations of United States, Canada, and United Kingdom domiciled obligors. No more than 10% of the aggregate Value of the Eligible Assets shall consist of obligations of or interests in obligors domiciled in any individual G10 Country other than the United States, Canada or United Kingdom, and no more than 50% of the aggregate Value of the Eligible Assets shall consist of obligations of or interests in obligors domiciled in G10 Countries other than the United States, Canada or United Kingdom. Notwithstanding the foregoing, up to 5% of the aggregate Value of the Eligible Assets shall be permitted to consist of obligations of or interests in obligors domiciled Luxembourg. The country of domicile shall be based on the Country of Risk classification for each Eligible Asset as defined and published by Bloomberg; provided that, with respect to any Eligible Asset that is a Closed-End Fund, if the Country of Risk classification is not available, the country of domicile for such Closed-End Fund shall be based on the Country of Domicile as defined and published by Bloomberg to determine compliance with the foregoing country requirement. Any amount in excess of such limits shall be assigned a value of zero in determining the aggregate Value of the Eligible Assets. Any obligations of obligors that are domiciled in countries that are not listed in this paragraph (iv) shall be assigned a value of zero in determining the aggregate Value of the Eligible Assets, unless otherwise agreed by the Lender.

(v) Minimum Bond and Loan Price. Any bond that has a price of 65% of par or less shall be assigned a value of zero in determining the aggregate Value of the Eligible Assets. Any loan that has a price of 65% of par or less shall be assigned a value of zero in determining the aggregate Value of the Eligible Assets.

(vi) Liquidation Period. The Liquidation Period of equity securities (excluding SPACs) of a single issuer comprising the Collateral does not equal or exceed five (5) trading days. If, on any day, the Liquidation Period of equity securities (excluding SPACs) of a single issuer comprising the Collateral equals or exceeds five (5) trading days, the current market value thereof will be reduced by the Haircut Percentage specified below for purposes of determining the aggregate Value of the Eligible Assets:

Liquidation Period	Haircut Percentage
Less than 5 trading days	0%
5 – 9.9999 trading days	20%
10 trading days or more	100%

where, “Liquidation Period” means, with respect to equity securities comprising the Collateral, an amount equal to the quotient of (i) the number of shares of such equity securities and (ii)100% of the average daily trading volume of such units during the prior 90 trading days on their primary national securities exchange as determined by the Calculation Agent using data published by Bloomberg Professional Service, or another generally recognized source as agreed by the Calculation Agent and the Borrower (rounded to the nearest ten-thousandth). Notwithstanding the preceding sentence, to the extent that the prior 90-day average daily trading volume for such equity securities is unavailable on any day on such source, such average daily trading volume shall be determined by the Calculation Agent in a commercially reasonable manner.

(vii) Reserved.

(viii) SPAC Maximum Market Capitalization Limit. The Borrower’s investment in any single SPAC shall not consist of more than 10% of the outstanding market capitalization of such SPAC. Any amount in excess of such limit shall be assigned a value of zero in determining the aggregate Value of the Eligible Assets.

(ix) SPAC Premium Cap. If the price per share of any SPAC is greater than 125% of the initial public offering price, the price in excess of 125% shall be assigned a value of zero in determining the aggregate Value of the Eligible Assets.

(x) Cash and Cash Equivalents. Cash and Cash Equivalents shall not receive a 0% haircut for the purposes of determining the Adjusted Eligible Asset Value.

(xi) Advance Rates. The table below sets forth the “Advance Rate” that will be applied to bonds, loans, and securities with specified ratings and unrated assets (after application of the haircuts described above); provided that for purposes of determining the applicable rating, the Lender shall use the lower of the Moody’s or S&P rating.

Collateral Type[1]	Rating (Moody’s/S&P)	Percentage of aggregate Value of all Eligible Assets	Advance Rate
Closed-End Funds trading at a price per share greater than $0.00 and less than $2.00	N/A	Above 0%	50%
	N/A	Above 15%	0%
Equity Securities trading at a price per share greater than or equal to $2.00.	N/A	Above 0%	50%
Corporate Bonds	BBB-/Baa3 and above	Above 0%	80%
	BB-/Ba3 to BB+/Ba1	Above 0%	75%
	B-/B3 to B+/B1	Above 0%	65%

1 Bonds/Loans that do not have a rating from either S&P or Moody’s shall be assigned a value of zero in determining the aggregate Value of the Eligible Assets.

Collateral Type[1]	Rating (Moody’s/S&P)	Percentage of aggregate Value of all Eligible Assets	Advance Rate
	CCC+/Caa1 or below	CB limit 1[2] or below	50%
		Above CB limit 1 and equal to or below CB limit 2[3]	50%
		Above CB limit 2	0%
First Lien Senior Secured Loans	BBB-/Baa3 and above	Above 0%	80%
	BB-/Ba3 to BB+/Ba1	Above 0%	75%
	B-/B3 to B+/B1	Above 0%	65%
	CCC+/Caa1 or below	Above 0%	50%
Second Lien Senior Secured Loans	BBB-/Baa3 and above	Above 0% and less than or equal to 5%	50%
	B-/B3 and above	Above 5%	0%
	CCC+/Caa1 or below	Above 0%	0%
All Corporate Bonds and Loans	CCC+/Caa1 or below	Above 15%[4]	0%

2 CB limit 1 equals greater of (i) zero or (ii) 10% minus the percentage of the aggregate Value of the Eligible Assets comprised of first lien senior secured loans rated CCC+/Caa1 or below.

3 CB limit 2 equals greater of (i) zero or (ii) 15% minus the percentage of the aggregate Value of the Eligible Assets comprised of first lien senior secured loans rated CCC+/Caa1 or below.

4 For purposes of this determination, first lien senior secured loans will be counted first.

2	Portfolio Requirements

The Collateral shall at all times satisfy the following requirements (the “Portfolio Requirements”):

(i) The portfolio of Eligible Assets shall consist of Eligible Assets that have been issued or entered into by, no fewer than seventy-five (75) unaffiliated obligors; and

(ii) The portfolio of Eligible Assets shall consist of obligations of obligors from at least four (4) BICs Industry Groups, as determined by the Lender.

EXHIBIT H

BORROWER’S ELIGIBLE LOANS REPORT

(To be provided in a form mutually acceptable to Borrower and Lender)

EXHIBIT I

BORROWER’S COMPLIANCE CERTIFICATE

[Insert Date]

The Toronto-Dominion Bank
c/o TD Securities (USA) LLC

One Vanderbilt Avenue, 11th Floor
New York, NY 10017

Attention of: Managing Director, Global Counterparty Credit

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of July 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Saba Capital Income & Opportunities Fund, a Massachusetts business trust (the “Borrower”) and The Toronto-Dominion Bank, New York Branch. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

This Certificate is delivered to you pursuant to Section 6.1(c) of the Credit Agreement.

The undersigned hereby certifies to you as follows:

1. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower as of the close of business on [●], 202[●] (the “Notice Time”);

2. As of the Notice Time, the Borrower is in compliance with the Investment Company Act and no event has occurred and is continuing that constitutes a Default or an Event of Default;

3. As of the Notice Time, (i) the Aggregate Borrowing Percentage does not exceed the Maximum Aggregate Borrowing Percentage and (ii) the Borrowing Base Ratio is not less than the Minimum Borrowing Base Ratio; and

4. As of the Notice Time, the Borrower ~~was~~and each Permitted Subsidiary were in compliance with the limitations on Permitted Indebtedness.

SABA CAPITAL INCOME & OPPORTUNITIES FUND

By:
Name:
Title:

[Monthly]

EXHIBIT J

FORM OF FACILITY INCREASE REQUEST

[Insert Date]

The Toronto-Dominion Bank
c/o TD Securities (USA) LLC

One Vanderbilt Avenue, 11th Floor
New York, NY 10017

Attention of: Managing Director, Global Counterparty Credit

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of July 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between Saba Capital Income & Opportunities Fund, a Massachusetts business trust (the “Borrower”) and The Toronto-Dominion Bank, New York Branch. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

Borrower hereby requests an increase in the Commitment pursuant to Section 2.14 of the Credit Agreement to $__________ (the “Facility Increase”), and that the Facility Increase be effective on or after __________, 20__.

In connection with the Facility Increase requested hereby, Borrower hereby represents, warrants, and certifies to Lender that:

(a)	This request is being delivered not less than ten (10) Business Days (or such lesser number of days agreed by the Lender in its sole and absolute discretion) prior to the date of such Facility Increase;

(b)	On and as of the date hereof and both before and after giving effect to the Facility Increase, no Default or Event of Default has occurred and is continuing;

(c)	On and as of the date hereof and both before and after giving effect to the Facility Increase, each of the representations and warranties of the Borrower set forth in the Transaction Documents to which it is a party are true and correct in all material respects, except those representations and warranties which are expressly specified to be made as of an earlier date, in which case such representations and warranties are true and correct in all material respects or all respects, as applicable, on such earlier date; provided that in any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language, such representation and warranty is true and correct (after giving effect to any qualification therein) in all respects;

(d)	On and as of the date hereof and both before and after giving effect to the Facility Increase, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect;

(e)	After giving effect to the Facility Increase, (i) the Aggregate Borrowing Percentage will not exceed the Maximum Aggregate Borrowing Percentage and (ii) the Borrowing Base Ratio will not be less than the Minimum Borrowing Base Ratio;

(f)	The Facility Increase requested herein, at the time of and immediately after giving effect to such Facility Increase, does not breach any indebtedness limitation set forth in the Borrower’s constituent documents or equivalent governing agreement;

(g)	The resolutions duly adopted by such Borrower’s board of trustees and previously delivered to the Lender authorize the Facility Increase, and such resolutions have not been amended, modified, revoked or rescinded;

(h)	Each of the additional conditions precedent specified in Section 2.14 of the Credit Agreement have been satisfied; and

(i)	In the event that between the date hereof and the date of the Facility Increase, (i) any event should occur which could reasonably be expected to be an Default or Event of Default or have a Material Adverse Effect; or (ii) any representation, warranty or certification set forth above is inaccurate if made on the proposed date of the Facility Increase, Borrower shall notify Lender.

SABA CAPITAL INCOME & OPPORTUNITIES FUND

By:
Name:
Title: